SCHEDULE 14A

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

KFORCE INC.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy statement, if other than Registrant)

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KFORCE INC.

Notice of Annual Meeting of Shareholders To Be Held June 20, 2006

Dear Shareholder:

On Tuesday, June 20, 2006, Kforce Inc. will hold its 2006 Annual Meeting of Shareholders at Kforce’s corporate headquarters located at 1001 East Palm Avenue, Tampa, Florida 33605. The Board of Directors cordially invites all shareholders to attend the meeting which will begin at 9:00 a.m., Eastern time.

We are holding this meeting to:

1.	Elect three Class III directors to hold office for a three-year term expiring in 2009;

2.	Approve Kforce Inc.’s 2006 Stock Incentive Plan;

3.	Approve an amendment of the 1999 Kforce Inc. Employee Stock Purchase Plan;

4.	Ratify the appointment of Deloitte & Touche LLP as Kforce’s independent registered public accountants for the fiscal year ending December 31, 2006; and

5.	Attend to other business properly presented at the meeting.

Your Board of Directors has selected April 20, 2006 as the record date for determining shareholders entitled to vote at the meeting.

This proxy statement, proxy card and Kforce’s 2005 Annual Report to Shareholders are being mailed on or about May 5, 2006. Whether or not you plan to attend the annual meeting, please submit your proxy in any one of the following ways: (1) using the toll-free telephone number shown on the enclosed proxy card; (2) using the Internet website shown on the enclosed proxy card; or (3) completing, signing, and dating the enclosed proxy card and returning it promptly in the enclosed postage-paid envelope.

If you need further assistance, please contact Kforce Investor Relations at (813) 552-5000.

BY ORDER OF THE BOARD OF DIRECTORS

William L. Sanders
Secretary

Tampa, Florida

May 5, 2006

QUESTIONS AND ANSWERS

Q:	Why did you send me this proxy statement?

A:	We sent you this proxy statement and the enclosed proxy card because Kforce’s Board of Directors (the “Board”) is soliciting your proxy on behalf of Kforce to vote your shares at the Annual Meeting. This proxy statement summarizes information that we are required to provide to you under the rules of the Securities and Exchange Commission (“SEC”) and which is designed to assist you in voting.

Q:	When is the Annual Meeting and where will it be held?

A:	The Annual Meeting will be held on Tuesday, June 20, 2006 at 9:00 a.m., Eastern time, at Kforce’s corporate headquarters located at 1001 East Palm Avenue, Tampa, Florida 33605.

Q:	What may I vote on?

A:	The election of three Class III directors to hold office for a three-year term expiring in 2009, the approval of the Kforce Inc. 2006 Stock Incentive Plan, the approval of an amendment of the 1999 Kforce Inc. Employee Stock Purchase Plan and the ratification of the appointment of Deloitte & Touche LLP as Kforce’s independent registered public accountants for the fiscal year ending December 31, 2006.

Q:	How does Kforce’s Board recommend I vote on the proposals?

A:	The Board recommends a vote FOR each of the proposals.

Q:	Who is entitled to vote?

A:	Only those who owned Kforce common stock at the close of business on April 20, 2006 (the “Record Date”) are entitled to vote at the Annual Meeting.

Q:	How do I vote?

A:	You may vote your shares either in person or by proxy. Whether you plan to attend the meeting and vote in person or not, we urge you to submit your proxy by either: (1) using the toll-free telephone number shown on the enclosed proxy card; (2) using the Internet website shown on the enclosed proxy card; or (3) completing the enclosed proxy card and returning it promptly in the enclosed postage-paid envelope. If you return your signed proxy card but do not mark the boxes showing how you wish to vote, your shares will be voted FOR each of the proposals.

Shareholders voting via the Internet should understand that there might be costs associated with electronic access, such as usage charges from Internet access providers and telephone companies, that the shareholder must bear.

Q:	Can I change my vote?

You have the right to change your vote at any time before the meeting by:

(1)	notifying Kforce’s corporate secretary that you have revoked your proxy;

(2)	voting in person;

(3)	returning a later-dated proxy card;

(4)	voting through the Internet at http://www.eproxyvote.com/kfrc at a later date; or

(5)	voting through the toll-free telephone number by calling 1-877-PRX-VOTE (1-877-779-8683) at a later date.

Q:	How many shares can vote?

A:	As of the Record Date, 39,531,315 shares of Kforce common stock were issued and outstanding. Every holder of Kforce common stock is entitled to one vote for each share held.

Q:	What is a “quorum”?

A:	A “quorum” is a majority of the outstanding shares. They may be present at the meeting or represented by proxy. There must be a quorum for the meeting to be held. If you submit a properly executed proxy card, even if you abstain from voting, then you will be considered part of the quorum. However, abstentions are not counted in the tally of votes FOR or AGAINST a proposal. A WITHHELD vote is the same as an abstention. If a broker, bank, custodian, nominee or other record holder of Kforce common stock indicates on a proxy that it does not have discretionary authority to vote certain shares on a particular matter, the shares held by that record holder (referred to as “broker non-votes”) will also be counted as present and considered part of a quorum but will not be counted in the tally of votes FOR or AGAINST a proposal.

Q:	What is the required vote for the proposals to pass?

A:	With regard to the proposal for the election of directors, the required vote is a plurality of the votes cast at a meeting at which a quorum is present. With regard to the proposal for approval of the 2006 Stock Incentive Plan , the approval of an amendment of the 1999 Kforce Inc. Employee Stock Purchase Plan, and the proposal for the ratification of the appointment of Deloitte & Touche LLP as Kforce’s independent registered public accountants for the fiscal year ending December 31, 2006 such proposals must receive the affirmative vote of the majority of the shares entitled to vote on the matter.

Q:	How will voting on any other business be conducted?

A:	Although we do not know of any business to be considered at the Annual Meeting other than the proposals described in this proxy statement, if any other business is properly presented at the Annual Meeting, your signed proxy card gives authority to William L. Sanders, Kforce’s President and Secretary and Michael Blackman, Kforce’s Senior Vice President of Investor Relations, or either of them, to vote on such matters at their discretion.

Q:	How are my shares voted if I submit a proxy but do not specify how I want to vote?

A:	If you submit a properly executed proxy card or complete the telephone or Internet voting procedures but do not specify how you want to vote, your shares will be voted FOR the election of each of the nominees for director, FOR the proposal to approve the Kforce Inc. 2006 Stock Incentive Plan, FOR the approval of an amendment of the 1999 Kforce Inc. Employee Stock Purchase Plan, and FOR the ratification of the appointment of Deloitte & Touche LLP as Kforce’s independent registered accountants for the fiscal year ending December 31, 2006, and in the discretion of the persons named as proxies on all other matters that may be brought before the meeting.

Q:	How do I vote using the telephone or the Internet?

A:	For Shares Directly Registered in the Name of the Shareholder. Shareholders with shares registered directly with Computershare Trust Company, N.A. (“Computershare”), Kforce’s transfer agent, may vote on the Internet at the following address on the World Wide Web: http://www.eproxyvote.com/kfrc. They will be required to provide the Control Numbers contained on their proxy cards. After providing the correct Control Number, the voter will be asked to complete an electronic proxy card. The votes will be generated on the computer screen and the voter will be prompted to submit or revise them as desired. Votes submitted via the Internet by a registered shareholder must be received by 11:59 p.m. (Eastern Time) on June 19, 2006.

For Shares Registered in the Name of a Bank or Brokerage. A number of brokerage firms and banks are participating in a program for shares held in “street name” that offers Internet voting options. This program is different from the program provided by Computershare for shares registered in the name of the shareholder. If your shares are held in an account at a brokerage firm or bank participating in the street name program, you may have already been offered the opportunity to elect to vote using the Internet. Votes submitted via the Internet through the street name program must be received by 11:59 p.m. (Eastern Time) on June 19, 2006.

Shareholders voting via the Internet should understand that there might be costs associated with electronic access, such as usage charges from Internet access providers and telephone companies, which the shareholder must bear.

Shareholders eligible to vote at the Annual Meeting, using a touch-tone telephone, may also vote by calling 1-877-779-8683 (toll free) and following the recorded instructions.

Please note that the method of voting used will not affect your right to vote in person should you decide to attend the Annual Meeting. Also, please be aware that Kforce is not involved in the operation of either of these Internet voting procedures and cannot take responsibility for any access or Internet Service interruptions that may occur or any inaccuracies, erroneous or incomplete information that may appear.

Q:	When are the shareholder proposals for the next Annual Meeting of Shareholders due?

A:	All shareholder proposals to be considered for inclusion in next year’s proxy statement must be submitted in writing to William L. Sanders, Corporate Secretary, Kforce Inc., 1001 East Palm Avenue, Tampa, Florida 33605, by January 3, 2007. In addition, the proxy solicited by the Board for the 2007 Annual Meeting of Shareholders will confer discretionary authority to vote on any shareholder proposal presented at that meeting, unless we are provided with written notice of such proposal by March 22, 2007.

Q:	Who will pay for this proxy solicitation?

A:	We will pay all the costs of soliciting these proxies, except for costs associated with individual shareholder use of the Internet and telephone. In addition to mailing proxy solicitation material, our directors and employees may also solicit proxies in person, by telephone or by other electronic means of communication. We will also reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy and solicitation materials to our shareholders.

PROPOSALS ON WHICH YOU MAY VOTE

PROPOSAL 1. ELECTION OF DIRECTORS

The Board has ten directors who are divided into three classes serving staggered three-year terms. The current terms of the three classes of directors expire in 2006 (Class III directors), 2007 (Class I directors) and 2008 (Class II directors). At the Annual Meeting, you and the other shareholders will elect three individuals to serve as directors until the 2009 Annual Meeting. The Board has nominated David L. Dunkel, W.R. Carey, Jr. and Mark F. Furlong to stand for election at the Annual Meeting for Class III director seats. Messrs. Dunkel, Carey and Furlong are current members of the Board. Detailed information on each nominee is provided on pages 19 and 20.

The individuals named as proxies will vote the enclosed proxy for the election of David L. Dunkel, W.R. Carey, Jr. and Mark F. Furlong unless you direct them to withhold your votes. If any nominee becomes unable or unwilling to stand for election, the Board may reduce its size or designate a substitute. If a substitute is designated, proxies voting for the original nominee will be cast for the substituted nominee.

Vote Required

The three nominees for election as Class III directors will be elected at the meeting by a plurality of all the votes cast at the meeting, meaning that the three nominees for Class III director who receive the most votes will be elected. A properly executed proxy marked to withhold authority with respect to the election of one or more directors will not be voted with respect to the director or directors indicated, although it will be counted for purposes of determining whether there is a quorum.

THE BOARD RECOMMENDS A VOTE FOR EACH OF THE NOMINEES FOR ELECTION AS DIRECTOR. PROXIES SOLICITED BY THE BOARD WILL BE SO VOTED UNLESS STOCKHOLDERS SPECIFY A CONTRARY CHOICE IN THEIR PROXIES.

Information About the Board of Directors and Committees

The full Board considers all major decisions. However, the Board has established the following five standing committees so that certain important areas can be addressed in more depth than may be possible in a full Board meeting:

•	Compensation Committee. The Compensation Committee held four meetings for which its members were compensated in 2005. The Compensation Committee reviews overall compensation and fringe benefit policies and practices; reviews and recommends to the Board the adoption of, or amendments to, stock option, stock-based incentive, or stock purchase plans; approves any grants or awards under any long-term incentive program; and prepares an annual report on our executive compensation policies and practices as may be required by SEC rules. The current members of the Compensation Committee are W. R. Carey, Jr., Mark F. Furlong, Elaine D. Rosen (Chairperson) and Ralph E. Struzziero.

•

Audit Committee. The Audit Committee held six meetings for which its members were compensated in 2005. The Audit Committee assists the Board in fulfilling its responsibility for oversight of the quality and integrity of our accounting and reporting practices and such other duties as directed by the Board. In discharging this oversight role, the Audit Committee is empowered to investigate any matter brought to its attention, with full access to all books, records, facilities and personnel of the Firm, and the power to retain outside counsel or other experts for this purpose. The Audit Committee has the sole responsibility for the selection, compensation, oversight and termination of the independent auditors who audit our financial statements. In carrying out its responsibilities, the Audit Committee selects, provides for the compensation of, and oversees the work of the independent auditors; pre-approves the fees, terms, and services under all audit and non-audit engagements; reviews the performance of the independent auditors; and monitors and periodically reviews the independence of the independent auditors by obtaining and reviewing a report from the independent auditors at least annually regarding all relationships between the independent auditors and Kforce.

Other responsibilities of the Audit Committee include reviewing with the internal auditors and the independent auditors their respective annual audit plans, staffing, reports, and the results of their audits; reviewing with management and the independent auditors Kforce’s annual and quarterly financial results, financial statements and results of the independent auditors’ reviews of such financial information; reviewing with the independent auditors any matters of significant disagreement between management and the independent auditors and any other problems or difficulties encountered during the course of the audit and management’s response to such disagreements, problems, or difficulties; conferring with the independent auditors with regard to the adequacy of internal accounting controls; reviewing with the independent auditors (a) all critical accounting policies and practices used in the audit, (b) all alternative treatments of financial accounting and disclosures within generally accepted accounting principles that have been discussed with management, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditors, and (c) other material written communications between the independent auditors and management, such as any management letter or schedule of unadjusted differences as well as meeting with the independent auditors in executive session to discuss any other matters that the independent auditors believe should be discussed privately.

The Audit Committee also oversees Kforce’s internal assurance function and compliance with procedures for the receipt, retention and treatment of complaints received by Kforce regarding accounting, internal accounting controls, or auditing matters and the confidential, anonymous submission by employees of Kforce of concerns regarding accounting or auditing matters.

The current members of the Audit Committee are John N. Allred, W. R. Carey, Jr. and Mark F. Furlong (Chairman). Each member of the Audit Committee is independent within the meaning of Rule 4200(a)(15) of Nasdaq’s listing standards and the SEC Rules. The Board has determined that Mr. Furlong is an “audit committee financial expert” as defined by SEC rules. The Audit Committee’s responsibilities are more fully set forth in a written charter that was initially adopted by the Audit Committee as of March 27, 2003 and by the Board on April 8, 2003, with a revision to the charter adopted on July 23, 2004. A copy of the charter is attached as Appendix A.

•	Nomination Committee. The Nomination Committee held four meetings for which its members were compensated in 2005. The Nomination Committee makes recommendations to the Board regarding the size and composition of the Board. The Nomination Committee establishes procedures for the nomination process, recommends candidates for election to our Board and nominates officers for election by the Board.

The current members of the Nomination Committee are John N. Allred, W.R. Carey, Jr. (Chairman), and Elaine D. Rosen, each of whom is independent within the meaning of Rule 4200(a)(15) of Nasdaq’s listing standards. As set forth in the general guidelines established pursuant to its charter, the Nomination Committee strives for directors who will: (a) bring to the Board a variety of experience and backgrounds; (b) bring substantial senior management experience, financial expertise and such other skills that would enhance the Board’s effectiveness; and (c) represent the balanced, best interests of our shareholders as a whole and the interests of our stakeholders, as appropriate, rather than special interest groups or constituencies. In selecting nominees, the Nomination Committee assesses independence, character and integrity, potential conflicts of interest, experience, and the willingness to devote sufficient time to carrying out the responsibilities of a director. The Nomination Committee has the authority to retain a search firm to be used to identify director candidates and to approve the search firm’s fees and other retention terms.

The Nomination Committee will consider nominees for the Board that are proposed by our shareholders. The same identifying and evaluating procedures apply to all candidates for director nomination, including candidates submitted by shareholders. Any shareholder who wishes to recommend a prospective nominee for the Board, for the Nomination Committee’s consideration, may do so by giving the candidate’s name and qualifications in writing to William L. Sanders, Corporate Secretary, Kforce Inc., 1001 East Palm Avenue, Tampa, Florida 33605. The Nomination Committee’s responsibilities are more fully set forth in a written charter that was adopted by the Nomination Committee and by the Board. A copy of the charter is available on the Investor Relations page of our website at http://www.kforce.com.

•	Corporate Governance Committee. The Corporate Governance Committee held four meetings for which its members were compensated in 2005. The purpose of the Corporate Governance Committee is to encourage and enhance communication among independent directors. The committee consists of all directors of the Board who are “independent” under Nasdaq and SEC rules. The current members of the Corporate Governance Committee are John N. Allred, W.R. Carey, Jr., Mark F. Furlong, Patrick D. Moneymaker, Elaine D. Rosen, Ralph E. Struzziero (Chairman) and A. Gordon Tunstall.

•	Executive Committee. The Executive Committee held no meetings for which they were compensated in 2005. The Executive Committee has the authority to act in place of the Board on all matters which would otherwise come before the Board, except for such matters which are required by law or by our Articles of Incorporation or Bylaws to be acted upon exclusively by the Board. The current members of the Executive Committee are Richard M. Cocchiaro, David L. Dunkel (Chairman), Howard W. Sutter and A. Gordon Tunstall.

The Board met five times during 2005. Each director attended at least 75% of the total number of meetings of (a) the Board (held during the period for which they were a director) and (b) the Committees on which they served (during the periods that they served).

Communications with Board of Directors

Shareholders may communicate with the full Board or individual directors by submitting such communications in writing to William L. Sanders, Corporate Secretary, Kforce Inc., 1001 East Palm Avenue, Tampa, Florida 33605. Such communications will be delivered directly to Kforce’s Board of Directors.

Kforce has no formal policy on director attendance at the Annual Meeting of Shareholders. Mr. Dunkel attended Kforce’s 2005 Annual Meeting of Shareholders.

Code of Ethics

The Board has adopted a Code of Ethics and Business Conduct that is applicable to all employees of Kforce, including the chief executive officer, chief financial officer and chief accounting officer. The Code of Ethics and Business Conduct is available on the Investor Relations page of our website at http://www.kforce.com.

Compensation of Directors

Directors who are not employees receive an annual retainer of $15,000 plus $2,000 for each Board meeting attended with a duration of 30 minutes or longer, and $2,000 for each committee meeting attended. The chairman of the Audit Committee receives an additional $10,000 per year, and the chairperson of the Compensation Committee receives an additional $7,500 per year. All other committee chairmen receive an additional $5,000 per year. Directors are given the choice of receiving stock options in lieu of cash for their annual retainer. Directors also receive 5,000 stock options annually in addition to their annual retainers. In 2005, because Kforce was not able to issue stock option grants as a result of the expiration of the Kforce Stock Plan, each director received an additional annual cash payment of $20,150. All non-employee directors also receive reimbursement of out-of-pocket expenses incurred in connection with meetings of the Board or committees. No director who is an employee receives separate compensation for services rendered as a director. During 2005, there were no option grants to non-employee directors.

PROPOSAL 2. APPROVAL OF THE KFORCE INC. 2006 STOCK INCENTIVE PLAN

General

A proposal will be presented at the Annual Meeting to approve the Kforce Inc. 2006 Stock Incentive Plan, which was adopted by the Board on April 28, 2006, subject to approval by our shareholders. This request is being made because Kforce’s current Stock Incentive and Non-Employee Director Plans expired in 2005. The complete text of the Stock Incentive Plan is set forth in Appendix B to this Proxy Statement, and shareholders are urged to review it together with the following information, which is qualified in its entirety by reference to Appendix B.

The Stock Incentive Plan will not be effective absent shareholder approval. The Stock Incentive Plan is designed so that incentive stock option awards granted pursuant to its terms would generally be subject to the favorable tax treatment provided to recipients of incentive stock options under Section 422 of the Internal Revenue Code of 1986. The Stock Incentive Plan also is designed so that stock option and certain restricted and other stock awards granted pursuant to its terms would generally not be subject to the tax deduction limits of Section 162(m) of the Internal Revenue Code of 1986. Section 162(m) prevents a publicly held corporation from claiming tax deductions for annual compensation in excess of $1,000,000 to certain of its senior executives. The executives subject to the limitations of Section 162(m) include any individual who, as of the last day of the corporation’s taxable year, is the corporation’s chief executive officer or among the four highest compensated officers other than the chief executive officer. Compensation is exempt from this limitation if it is qualified “performance-based compensation.”

The purpose of this proposal is to request shareholder approval of the material terms of the Stock Incentive Plan in order to provide a means to grant equity-based compensation to executives, employees and directors to align their interests with those of shareholders, to qualify incentive stock awards under the Stock Incentive Plan for favorable tax treatment and to achieve application of the qualified performance-based compensation exception to the Section 162(m) deduction limitation. Approval of this proposal will ensure that we are able to receive tax deductions for the full amount of performance-based compensation paid to officers and other employees in the form of stock options, certain restricted stock awards and other types of stock-based payments under the Stock Incentive Plan. One of the requirements for performance-based compensation is that the corporation’s shareholders must approve the material terms of the performance-based compensation. The material terms that must be approved include (1) the employees eligible to receive the performance-based compensation, (2) the objectives under which the performance-based compensation will be determined, and (3) the maximum amount of performance-based compensation that could be paid to any executive in a fiscal year.

The following important considerations should also be taken into account when considering the plan:

•	Kforce is a personal services business and has a long history of issuing equity incentives as a key element of its compensation programs designed to attract, motivate and retain its employees;

•	Based on the closing price of Kforce stock for the five-year period from December 29, 2000 through December 30, 2005, Kforce was the top performer in its proxy peer group.

•	Kforce’s stock value has increased over 264.7% from December 29, 2000 to December 30, 2005.

By making a significant portion of compensation contingent upon long-term positive share price performance, the interests of shareholders are furthered. The Board of Directors strongly believes that this philosophy has served, and will continue to serve, Kforce well and that approval of the Stock Incentive Plan is vital to Kforce’s continued success.

The following is a summary of the material terms of the Stock Incentive Plan, including the material terms of the performance goals thereunder that shareholders are being asked to approve.

Description of the Stock Incentive Plan

The following summary of the Stock Incentive Plan is qualified in its entirety by the terms of the Stock Incentive Plan, which is attached to this proxy as Appendix B.

Purpose.

The purposes of the Stock Incentive Plan are to attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentive to motivate employees and consultants of Kforce and to promote the success of Kforce’s business.

Awards.

The Stock Incentive Plan provides for awards of incentive stock options, nonqualified stock options, restricted stock awards, performance units, performance shares and stock appreciation rights.

Stock Subject to the Stock Incentive Plan.

The aggregate number of shares of common stock that may be subject to awards under the Stock Incentive Plan, subject to adjustment upon a change in capitalization, is 3,000,000 of which no more than 2,000,000 can be granted as performance shares, performance units or restricted stock (“Full Value Awards”), provided, however, that Full-Value Awards may be granted in excess of 2,000,000 shares provided that such shares will count against the 1,000,000 shares reserved for Options/SARS at a 1.49:1 ratio (i.e. up to either 671,141 Full Value Awards or 1,000,000 Options/SARS (or some combination thereof using the above ratio) may be granted from the 1,000,000 new share reserve set aside for Option/SAR grants. Such shares of common stock may be authorized, but unissued, or reacquired shares of common stock. Shares of common stock that were subject to Stock Incentive Plan awards that expire or become unexercisable without having been exercised in full shall become available for future awards under the Stock Incentive Plan.

Administration.

The Stock Incentive Plan shall be administered by Kforce’s Compensation Committee. Subject to the other provisions of the Stock Incentive Plan, the Compensation Committee has the power to determine the terms of each award granted, including the exercise price, the number of shares subject to the award and the exercisability thereof.

Eligibility.

The Stock Incentive Plan provides that the Compensation Committee may grant awards to employees and consultants, including non-employee directors. The Compensation Committee may grant incentive stock options only to employees. A grantee who has received a grant of an award may, if he is otherwise eligible, receive additional award grants. The Compensation Committee selects the grantees and determines the number of shares of common stock to be subject to each award. In making such determination, the Compensation Committee shall take into account the duties and responsibilities of the employee or consultant, the value of his services, his potential contribution to the success of Kforce, the anticipated number of years of future service and other relevant factors. The Compensation Committee shall not grant to any employee, in any fiscal year of Kforce, incentive stock options, nonqualified stock options, restricted stock awards, performance units, performance shares or stock appreciation rights representing more than 400,000 shares of common stock.

Maximum Term and General Terms and Conditions of Awards.

With respect to any grantee who beneficially owns stock possessing 10% or more of the voting power of all classes of stock of Kforce (a “10% Stockholder”), the maximum term of any incentive stock option granted to such optionee must not exceed five years. The term of all other options granted under the Stock Incentive Plan may not exceed ten years.

Each award granted under the Stock Incentive Plan is evidenced by a written agreement between the grantee and Kforce and is subject to the following general terms and conditions unless otherwise provided in the award agreement:

(a) Termination of Employment. If a grantee’s continuous status as an employee or consultant terminates for any reason (other than upon the grantee’s death or disability), the grantee may exercise his unexercised option or stock appreciation right, but only within such period of time as is determined by the Compensation Committee (with such determination being made at the time of grant and not exceeding 3 months in the case of an incentive stock option) and only to the extent that the grantee was entitled to exercise it at the date of such termination (but in no event may the option or stock appreciation right be exercised later than the expiration of the term of such award as set forth in the award agreement). A grantee’s stock award shall be forfeited, to the extent it is forfeitable immediately before the date of such termination, or settled by delivery of the appropriate number of unrestricted shares, to the extent it is nonforfeitable. A grantee’s performance shares or performance units with respect to which the performance period has not ended as of the date of such termination shall terminate.

(b) Disability. If a grantee’s continuous status as an employee or consultant terminates as a result of permanent and total disability (as defined in Section 22(e)(3) of the Code), the grantee may exercise his unexercised option or stock appreciation right, but only within 90 days from the date of such termination, and only to the extent that the optionee was entitled to exercise it at the date of such termination (but in no event may the option or stock appreciation right be exercised later than the expiration of the term of such award as set forth in the award agreement). A grantee’s stock award shall be forfeited, to the extent it is forfeitable immediately before the date of such termination, or settled by delivery of the appropriate number of unrestricted shares, to the extent it is nonforfeitable. A grantee’s performance shares or performance units with respect to which the performance period has not ended as of the date of such termination shall terminate.

(c) Death. In the event of a grantee’s death, the grantee’s estate or a person who acquired the right to exercise the deceased grantee’s option or stock appreciation right by bequest or inheritance may exercise the option or stock appreciation right, but only within 90 days following the date of death, and only to the extent that the grantee was entitled to exercise it at the date of death (but in no event may the option or stock appreciation right be exercised later than the expiration of the term of such award as set forth in the award agreement). A grantee’s stock award shall be forfeited, to the extent it is forfeitable immediately before the date of such termination, or settled by delivery of the appropriate number of unrestricted shares, to the extent it is nonforfeitable. A grantee’s performance shares or performance units with respect to which the performance period has not ended as of the date of such termination shall terminate.

(d) Nontransferability of Awards. Except as described below, an award granted under the Stock Incentive Plan is not transferable by the grantee, other than by will or the laws of descent and distribution, and is exercisable during the grantee’s lifetime only by the grantee. In the event of the grantee’s death, an option or stock appreciation right may be exercised by a person who acquires the right to exercise the award by bequest or inheritance. To the extent and in the manner permitted by applicable law and the Compensation Committee, a grantee may transfer an award to certain family members and other individuals and entities.

Terms and Conditions of Options.

Each option granted under the Stock Incentive Plan is subject to the following terms and conditions:

(a) Exercise Price. The Compensation Committee determines the exercise price of options to purchase shares of common stock at the time the options are granted. As a general rule, the exercise price of an option must be no less than 100% (110% for an incentive stock option granted to a 10% Stockholder) of the fair market value of the common stock on the date the option is granted. The Stock Incentive Plan provides exceptions for certain options granted in connection with an acquisition by Kforce of another corporation or granted as inducements to an individual’s commencing employment with Kforce. The Stock Incentive Plan prohibits modification of any outstanding option so as to specify a lower exercise price, or acceptance of the surrender of an outstanding option and the granting of a new option with a lower exercise price in substitution for such surrendered option without prior shareholder approval.

(b) Exercise of the Option. Each award agreement specifies the term of the option and the date when the option is to become exercisable. The terms of such vesting are determined by the Compensation Committee. An option is exercised by giving written notice of exercise to Kforce, specifying the number of full shares of common stock to be purchased and by tendering full payment of the purchase price to Kforce.

(c) Form of Consideration. The consideration to be paid for the shares of common stock issued upon exercise of an option is determined by the Compensation Committee and set forth in the award agreement. Such form of consideration may vary for each option, and may consist entirely of cash, check, other shares of Kforce’s common stock, any combination thereof, or any other legally permissible form of consideration as may be provided in the Stock Incentive Plan and the award agreement.

(d) Value Limitation. If the aggregate fair market value of all shares of common stock subject to a grantee’s incentive stock option which are exercisable for the first time during any calendar year exceeds $100,000, the excess options shall be treated as nonqualified options.

(e) Other Provisions. The award agreement may contain such other terms, provisions and conditions not inconsistent with the Stock Incentive Plan as may be determined by the Compensation Committee. Shares of common stock covered by options which have terminated and which were not exercised prior to termination will be returned to the Stock Incentive Plan.

Stock Appreciation Rights.

The Compensation Committee may grant stock appreciation rights in tandem with an option or alone and unrelated to an option. Tandem stock appreciation rights shall expire no later than the expiration of the related option. Stock appreciation rights may be exercised by the delivery to Kforce of a written notice of exercise. The initial value of a stock appreciation right will be the fair market value of a share of common stock on the date of grant. The exercise of a stock appreciation right will entitle the grantee to receive the excess of the percentage stated in the award agreement of the fair market value of a share of common stock at the time of grant over the exercise price for each share of common stock with respect to which the stock appreciation right is exercised. Payment upon exercise of a stock appreciation right will be in shares of common stock.

Restricted Stock Awards.

The Compensation Committee may grant awards of restricted shares of common stock in such amount and upon such terms and conditions as the Compensation Committee specifies in the award agreement. The Compensation Committee may grant awards of performance-based restricted stock or restricted stock awards other than performance-based restricted stock.

Restricted Stock Other Than Performance-Based Restricted Stock

Restricted stock other than performance-based restricted stock may be granted to employees and consultants and may be subject to one or more contractual restrictions applicable generally or to a grantee in particular, as established at the time of grant and as set forth in the related restricted stock agreement. The restricted stock agreement sets forth the conditions, if any, which will need to be satisfied before the grant will be effective and the conditions, if any, under which the grantee’s interest in the restricted shares will be forfeited. As soon as practicable after a grant has become effective, the shares are registered to or for the benefit of the grantee, but subject to any forfeiture conditions established by the Compensation Committee. The restricted stock agreement states whether the grantee has the right to receive any cash dividends paid with respect to the restricted shares. If the grantee has no right to receive cash dividends, the agreement may give the grantee the right to receive a cash payment in the future in lieu of the dividend payments, provided certain conditions are met. Common share dividends declared on the restricted shares after grant but before the shares are forfeited or become nonforfeitable are treated as part of the grant of the related restricted shares. A grantee has the right to vote the restricted shares after grant until they are forfeited or become nonforfeitable.

Restricted shares may vest in installments or in lump sum amounts upon satisfaction of the stipulated conditions. If the restrictions are not satisfied, the shares are forfeited and again become available under the plan.

In the case of restricted stock grants which vest only on the satisfaction of performance objectives, the Compensation Committee determines the performance objectives to be used in connection with restricted stock awards and the extent to which such objectives have been met. Performance objectives may vary from participant to participant and between groups of participants and shall be based upon such performance factors and criteria as the Compensation Committee in its sole discretion selects.

Performance-Based Restricted Stock

The Compensation Committee may make grants of performance-based restricted stock to employees and consultants. The Compensation Committee has absolute discretion to establish the performance criteria that will be applicable to each grant and to determine the percentage of shares that will be granted upon various levels of attainment of the performance criteria. To comply with Section 162(m) of the Code, the establishment of the performance criteria and the determination of the grant formula must be made at the time of grant, but in no event later than 90 days after the commencement of the performance measurement period. The Compensation Committee can select the performance criteria that will be applicable to a grant of performance-based restricted shares from the following list:

•	common stock price;

•	average annual growth in earnings per share;

•	increase in shareholder value or shareholder return;

•	earnings per share;

•	net income, net income margin or net income growth;

•	return on assets;

•	return on shareholders’ equity;

•	return on capital employed (ROCE);

•	return on invested capital (ROIC);

•	cash flow, cash flow margins or cash flow growth;

•	operating profit, operating margins or operating profit growth;

•	revenue growth of Kforce;

•	operating expenses;

•	gross profit, gross profit percentage or gross profit growth;

•	working capital;

•	revenue levels;

•	selling, general & administrative expense levels;

•	debt or debt-to-equity;

•	accounts receivable write-offs;

•	cash levels; or

•	liquidity.

The related performance-based restricted stock agreement sets forth the applicable performance criteria and the deadline for satisfying the performance criteria. No grant of performance-based restricted shares is effective until the Compensation Committee certifies that the applicable conditions (including performance criteria) have been timely satisfied.

The Compensation Committee may also make grants of performance-based restricted stock subject to one or more objective employment, performance or other forfeiture conditions applicable generally or to a grantee in particular, as established by the Compensation Committee at the time of grant and as set forth in the related performance-based restricted stock agreement. The performance-based restricted stock agreement sets forth the conditions, if any, under which the grantee’s interest in the performance-based restricted shares will be forfeited. If the grant or forfeiture conditions with respect to performance-based restricted shares are not satisfied, the shares are forfeited and again become available under the plan.

As soon as practicable after a grant has become effective, the shares are registered to or for the benefit of the grantee, but subject to any forfeiture conditions established by the Compensation Committee. The performance-based restricted stock agreement states whether the grantee has the right to receive any cash dividends paid with respect to the performance-based restricted shares. If the grantee has no right to receive cash dividends, the agreement may give the grantee the right to receive a cash payment in the future in lieu of the dividend payments, provided certain conditions are met. Common share dividends declared on the performance-based restricted shares after grant but before the shares are forfeited or become nonforfeitable are treated as part of the grant of the related restricted shares. A grantee has the right to vote the performance-based restricted shares after grant until they are forfeited or become nonforfeitable.

Performance Units and Performance Shares.

The Compensation Committee may grant awards of performance units and performance shares in such amounts and upon such terms and conditions, including the performance goals and the performance period, as the Compensation Committee specifies in the award agreement. The Compensation Committee will establish an initial value for each performance unit on the date of grant.

The initial value of a performance share will be the fair market value of a share of common stock on the date of grant. Payment of earned performance units or performance shares will occur following the close of the applicable performance period and in the form of cash, shares of common stock or a combination of cash and shares of common stock.

Adjustment upon Changes in Capitalization.

In the event of changes in the outstanding stock of Kforce because of any stock splits, reverse stock splits, stock dividends, mergers, recapitalizations or other change in the capital structure of Kforce, an appropriate adjustment shall be made by the Board of Directors in: (i) the number of shares of common stock subject to the Stock Incentive Plan; (ii) the number and class of shares of common stock subject to any award outstanding under the Stock Incentive Plan; and (iii) the exercise price of any such outstanding award. The determination of the Board of Directors as to which adjustments shall be made shall be conclusive.

Change in Control.

In the event of a change in control of Kforce, the Board of Directors may accelerate the vesting of any outstanding award that is not fully vested on the date of the change in control. In the event of a proposed dissolution or liquidation of Kforce, all outstanding awards will terminate immediately before the consummation of such proposed action. The Board may, in the exercise of its sole discretion in such instances, declare that any option or stock appreciation right shall terminate as of a date fixed by the Board and give each grantee the right to exercise his option or stock appreciation right as to all or any part of the stock covered by such award, including shares as to which the option or stock appreciation right would not otherwise be exercisable.

In the event of a merger of Kforce with or into another corporation, the sale of substantially all of the assets of Kforce or the acquisition by any person, other than Kforce or other named persons excluded in Section 2 of the Stock Incentive Plan of 25% or more of the Kforce’s then outstanding securities, each outstanding option, and stock appreciation right shall be assumed or an equivalent option, restricted stock share or stock appreciation right shall be substituted by the successor corporation; provided, however, if such successor or purchaser refuses to assume the then outstanding options, restricted stock shares or stock appreciation rights, the Stock Incentive Plan provides for the acceleration of the exercisability of all or some outstanding options and stock appreciation rights.

Amendment and Termination of the Stock Incentive Plan.

The Board may at anytime amend, alter, suspend or terminate the Stock Incentive Plan. Kforce must obtain shareholder approval of any amendment to the Stock Incentive Plan in such a manner and to such a degree as is necessary and desirable to comply with Rule 16b-3 of the Exchange Act or Section 422 or Section 162(m) of the Code (or any other applicable law or regulation, including the requirements of any exchange or quotation system on which the common stock is listed or quoted). Furthermore, Kforce must obtain shareholder approval of any modification or amendment to the extent that the Board of Directors, in its sole and absolute discretion, reasonably determines, in accordance with the requirements of any exchange or quotation system on which the common stock is listed or quoted, that such modification or amendment constitutes a material revision or material amendment of the Stock Incentive Plan. No amendment or termination of the Stock Incentive Plan shall impair the rights of any grantee, unless mutually agreed otherwise between the grantee and Kforce, which agreement must be in writing and signed by the grantee and Kforce. In any event, the Stock Incentive Plan shall terminate on April 28, 2016. Any awards outstanding under the Stock Incentive Plan at the time of its termination shall remain outstanding until they expire by their terms.

Federal Income Tax Consequences

Pursuant to the Stock Incentive Plan, Kforce may grant either “incentive stock options,” as defined in Section 422 of the Code, nonqualified options, restricted stock, stock appreciation rights, stock awards, performance units or performance shares.

An optionee who receives an incentive stock option grant will not recognize any taxable income either at the time of grant or exercise of the option, although the exercise may subject the optionee to the alternative minimum tax.

Upon the sale or other disposition of the shares more than two years after the grant of the option and one year after the exercise of the option, any gain or loss will be treated as a long-term or short-term capital gain or loss, depending upon the holding period. If these holding periods are not satisfied, the optionee will recognize ordinary income at the time of sale or disposition equal to the difference between the exercise price and the lower of (a) the fair market of the shares at the date of the option exercise or (b) the sale price of the shares. Kforce will be entitled to a deduction in the same amount as the ordinary income recognized by the optionee. Any gain or loss recognized on such a premature disposition of the shares in excess of the amount treated as ordinary income will be characterized as long-term or short-term capital gain or loss, depending on the holding period.

All options that do not qualify as incentive stock options are referred to as nonqualified options. An optionee will not recognize any taxable income at the time he or she receives a nonqualified option grant. However, upon exercise of the nonqualified option, the optionee will recognize ordinary taxable income generally measured as the excess of the fair market value of the shares purchased on the date of exercise over the exercise price. Any taxable income recognized in connection with an option exercise by an optionee who is also an employee of Kforce will be subject to tax withholding by Kforce. Upon the sale of such shares by the optionee, any difference between the sale price and the fair market value of the shares on the date of exercise of the option will be treated as long-term or short-term capital gain or loss, depending on the holding period. Kforce will be entitled to a tax deduction in the same amount as the ordinary income recognized by the optionee with respect to shares acquired upon exercise of a nonqualified option.

With respect to stock awards, stock appreciation rights, performance units and performance shares that may be settled either in cash or in shares of common stock that are either transferable or not subject to a substantial risk of forfeiture under Section 83 of the Code, the grantee will realize ordinary taxable income, subject to tax withholding, equal to the amount of the cash or the fair market value of the shares of common stock received. Kforce will be entitled to a deduction in the same amount and at the same time as the compensation income is received by the participant.

With respect to shares of common stock that are both nontransferable and subject to a substantial risk of forfeiture the participant will realize ordinary taxable income equal to the fair market value of the shares of common stock at the first time the shares of common stock are either transferable or not subject to a substantial risk of forfeiture. Kforce will be entitled to a deduction in the same amount and at the same time as the ordinary taxable income realized by the grantee.

At the discretion of the Compensation Committee, the Stock Incentive Plan allows a participant to satisfy tax withholding requirements under federal and state tax laws in connection with the exercise or receipt of an award by electing to have Shares withheld, and/or delivering to Kforce already-owned Shares.

Kforce will be entitled to a tax deduction for performance-based compensation in connection with an award only in an amount equal to the ordinary income realized by the participant and at the time the participant recognizes such income, and if applicable withholding requirements are met. In addition, Code Section 162(m) contains special rules regarding the federal income tax deductibility of compensation paid to Kforce’s chief executive officer and to each of Kforce’s other four most highly compensated executive officers. The general rule is that annual compensation paid to any of these specified executives will be deductible only to the extent that it does not exceed $1,000,000. However, Kforce can preserve the deductibility of certain compensation in excess of $1,000,000 if it complies with certain conditions imposed by the Code Section 162(m) rules (including the establishment of a maximum number of shares with respect to which awards may be granted to any one employee during one year) and if the material terms of such compensation are disclosed to and approved by Kforce’s shareholders. We have structured the Stock Incentive Plan with the intention that compensation resulting from awards under the Stock Incentive Plan can qualify as “performance-based compensation” and, if so qualified, would be deductible. Such continued treatment is subject to, among things, approval of the Stock Incentive Plan by Kforce’s shareholders and accordingly we are seeking such approval.

The foregoing is only a summary of the effect of federal income taxation upon the grantee and Kforce with respect to the grant and exercise of awards under the Stock Incentive Plan, does not purport to be complete, and does not discuss the tax consequences of the grantee’s death or the income tax laws of any municipality, state or foreign country in which a grantee may reside.

Vote Required

Approval of the Kforce Inc. 2006 Stock Incentive Plan, under Kforce’s Bylaws, requires the affirmative vote of a majority of the shares entitled to vote on the matter.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPROVAL OF THE 2006 STOCK INCENTIVE PLAN. PROXIES SOLICITED BY THE BOARD WILL BE SO VOTED UNLESS STOCKHOLDERS SPECIFY A CONTRARY CHOICE IN THEIR PROXIES.

PROPOSAL 3. APPROVAL OF AMENDMENT OF THE KFORCE EMPLOYEE STOCK PURCHASE PLAN.

The Kforce Employee Stock Purchase Plan (the “Stock Purchase Plan”) was adopted by the Board of Directors and approved by the shareholders in 1999. The Stock Purchase Plan, which is intended to qualify under Section 423 of the Code, permits eligible employees to purchase shares of Kforce’s common stock at a discount through payroll deductions.

Proposal

The Board of Directors recently amended the Stock Purchase Plan, subject to shareholder approval. The amendment to the Stock Purchase Plan provides that the Board of Directors, in its discretion, may designate from time to time the subsidiaries of Kforce that are eligible or ineligible to participate in the Stock Purchase Plan. The complete text of the Stock Purchase Plan is set forth in Appendix C to this Proxy Statement, and shareholders are urged to review it together with the following information, which is qualified in its entirety by reference to Appendix C.

The Board of Directors adopted the amendment, subject to shareholder approval. Therefore, the amendment will not become effective if the shareholders do not approve it.

Summary Of The Purchase Plan

The following summary of the principal features and effects of the Stock Purchase Plan, as amended, is qualified in its entirety by the terms of the Stock Purchase Plan, which is attached to this proxy as Appendix C.

Purpose.

The purpose of the Stock Purchase Plan is to provide employees of Kforce and certain of its subsidiaries as designated by the Board (the “Subsidiaries”) with an opportunity to purchase common stock through accumulated payroll deductions. It is Kforce’s intention to have the Stock Purchase Plan qualify as an “employee stock purchase plan” under Section 423 of the Code. The provisions of the Stock Purchase Plan shall, accordingly, be construed so as to extend and limit participation in a manner consistent with the requirements of that section of the Code.

Administration.

The Stock Purchase Plan will be administered by the Board of Directors or the Compensation Committee appointed by the Board (the “Administrator”). Every finding, decision and determination by the Administrator shall, to the full extent permitted by law, be final and binding upon all parties.

Eligibility. All employees of Kforce and its Subsidiaries are eligible to participate. Participation in the Stock Purchase Plan ends automatically on termination of employment with the Company or a Subsidiary. Eligible employees may become a participant by completing a subscription agreement authorizing payroll deductions and filing it with Kforce’s payroll office at least ten business days prior to the applicable enrollment date.

Offering Periods. The Stock Purchase Plan is implemented by consecutive quarterly offering periods commencing on the first trading day on or after January 1, April 1, July 1 and October 1 of each year.

Purchase Price. The purchase price per share of the shares offered under the Stock Purchase Plan in a given offering period shall be 95% of the fair market value of a share of common stock on the exercise date. The fair market value of the common stock on a given date shall be the closing sale price of a share of common stock for such date as reported by the Nasdaq National Market. The shares of Kforce common stock purchased pursuant to the Stock Purchase Plan will, at Kforce’s option, represent newly-issued shares or shares purchased in the open market by the Administrator.

Payroll Deductions. The purchase price for the shares of common stock is accumulated by payroll deductions during the offering period in amounts elected by the participants. A participant may discontinue his or her participation in the Stock Purchase Plan at any time during the offering period. Payroll deductions shall commence on the first payday following the enrollment date, and shall end on the exercise date of the offering period unless sooner terminated as provided in the Stock Purchase Plan.

Grant And Exercise Of Option. The maximum number of shares placed under option to a participant in an offering is that number determined by dividing the amount of the participant’s total payroll deductions to be accumulated prior to an exercise date by 95% of the fair market value of the common stock on the exercise date. Unless a participant withdraws from the Stock Purchase Plan, such participant’s option for the purchase of shares of common stock will be exercised automatically on each exercise date for the maximum number of whole shares of common stock at the applicable price. Notwithstanding the foregoing, no employee will be permitted to subscribe for shares of common stock under the Stock Purchase Plan if, immediately after the grant of the option, the employee would own five percent or more of the voting power or value of all classes of stock of Kforce or of any of its subsidiaries (including stock which may be purchased under the Stock Purchase Plan or pursuant to any other options), nor shall any employee be granted an option which would permit the employee to buy under all employee stock purchase plans of the Company more than $25,000 worth of stock (determined at the fair market value of the shares of common stock at the time the option is granted) in any calendar year. In addition, the shares of common stock received by an employee upon the exercise of an option may not be disposed of by such employee for a period of six months from the date of exercise.

Withdrawal; Termination Of Employment. Employees may end their participation in the offering at any time during the offering period, and participation ends automatically on termination of employment with Kforce or a Subsidiary. A participant will be required to withdraw all of the payroll deductions credited to such participant’s account and not yet used and must give written notice of such withdrawal to Kforce.

Transferability. No rights or accumulated payroll deductions of a participant under the Stock Purchase Plan may be assigned, transferred, pledged or otherwise disposed of in any way (other than by will, the laws of descent and distribution or by designation of a beneficiary as provided in the Purchase Plan) and any such attempt may be treated by Kforce as an election to withdraw from the Stock Purchase Plan.

Adjustments Upon Changes In Capitalization, Dissolution, Merger, Asset Sale Or Change Of Control. Subject to any required action by Kforce’s shareholders, the shares of common stock reserved under the Stock Purchase Plan, as well as the price per share of common stock covered by each option under the Stock Purchase Plan which has not yet been exercised, shall be proportionately adjusted for any increase or decrease in the number of issued shares of common stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the common stock, or any other increase or decrease in the number of shares of common stock effected without receipt of consideration by Kforce; provided, however, that conversion of any convertible securities of Kforce shall not be deemed to have been “effected without receipt of consideration.” Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. In the event of the proposed dissolution or liquidation of the Company, the offering period will terminate immediately prior to the consummation of such proposed action, unless otherwise provided by the Board. In the event of a proposed sale of all or substantially all of the assets of the Company or a merger of Kforce with or into another corporation, the Stock Purchase Plan provides that each option under the plan be assumed or an equivalent option be substituted by the successor or purchaser corporation, unless the Board determines to shorten the offering period.

Amendment And Termination. Kforce’s Board of Directors may at any time and for any reason terminate or amend the Stock Purchase Plan. Except as provided in the Stock Purchase Plan, no such termination can affect options previously granted, provided that an offering period may be terminated by the Board of Directors on any exercise date if the Board determines that the termination of the Stock Purchase Plan is in the best interests of Kforce and its shareholders. Except as provided in the Stock Purchase Plan, no amendment may make any change in any option theretofore granted which adversely affects the rights of any participant. To the extent necessary to comply with Section 423 of the Code (or any successor rule or provision or any other applicable law or regulation), Kforce shall obtain shareholder approval of any amendment to the Stock Purchase Plan in such a manner and to such a degree as required. Unless terminated sooner, the Stock Purchase Plan will terminate in 2009.

Federal Tax Information For The Purchase Plan. The Stock Purchase Plan and the rights of participants to make purchases under the Stock Purchase Plan are intended to qualify under the provisions of Sections 421 and 423 of the Code. Under these provisions, no income will be taxable to a participant until the shares purchased under the Plan are sold or otherwise disposed of. Upon sale or other disposition of the shares of common stock, the participant will generally be subject to tax, and the amount of the tax will depend upon the holding period. If the shares of common stock are sold or otherwise disposed of more than two years from the first day of the offering period, the participant will recognize ordinary income measured as the lesser of (a) the excess of the fair market value of the shares of common stock at the time of such sale or disposition over the purchase price, or (b) the excess of the fair market value of the shares of common stock as of the first day of the offering period over the purchase price. Any additional gain will be treated as long-term capital gain. If the shares of common stock are sold or otherwise disposed of before the expiration of this holding period, the participant will recognize ordinary income generally measured as the excess of the fair market value of the shares of common stock on the date the shares are purchased over the purchase price. Any additional gain or loss on such sale or disposition will be long-term or short-term capital gain or loss, depending on the holding period. Kforce is not entitled to a deduction for amounts taxed as ordinary income or capital gain to a participant except to the extent of ordinary income recognized by participants upon a sale or disposition of shares of common stock prior to the expiration of the holding period(s) described above. The foregoing is only a summary of the effect of federal income taxation upon the participant and Kforce with respect to the shares of common stock purchased under the Stock Purchase Plan. Reference should be made to the applicable provisions of the Code. In addition, the summary does not discuss the tax consequences of a participant’s death or the income tax laws of any state in which the participant may reside.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPROVAL OF THE AMENDMENT TO THE 1999 KFORCE INC. EMPLOYEE STOCK PURCHASE PLAN. PROXIES SOLICITED BY THE BOARD WILL BE SO VOTED UNLESS STOCKHOLDERS SPECIFY A CONTRARY CHOICE IN THEIR PROXIES.

PROPOSAL 4. RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS.

The Audit Committee of the Board of Directors has selected Deloitte & Touche LLP to audit the financial statements of Kforce for the fiscal year ending December 31, 2006, and to perform other appropriate services, subject to ratification by shareholders. Deloitte & Touche LLP has audited Kforce’s financial statements since the fiscal year ended December 31, 2000. A representative of Deloitte & Touche LLP who is expected to be present at the Annual Meeting, will have the opportunity to make a statement and is expected to be available to respond to appropriate questions.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE RATIFICATION OF DELOITTE & TOUCHE LLP TO SERVE AS KFORCE’S INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS FOR THE FISCAL YEAR ENDING DECEMBER 31, 2006. PROXIES SOLICITED BY THE BOARD WILL BE SO VOTED UNLESS STOCKHOLDERS SPECIFY A CONTRARY CHOICE IN THEIR PROXIES.

AUDIT COMMITTEE REPORT

Audit Committee Report

Kforce Inc.’s Audit Committee is composed of three directors, all of which the Board has determined to be independent for purposes of both Rule 4200(a)(15) of Nasdaq’s listing standards and SEC rules. The Audit Committee assists the Board in general oversight of Kforce Inc.’s financial accounting and reporting process, system of internal control and audit process.

Kforce Inc.’s management has primary responsibility for preparing Kforce Inc.’s financial statements and its financial reporting process. Kforce Inc.’s independent auditors, Deloitte & Touche LLP, are responsible for auditing Kforce Inc.’s financial statements and for expressing an opinion whether Kforce Inc.’s audited financial statements present fairly, in all material respects, our financial position, results of operations and cash flows, in conformity with accounting principles generally accepted in the United States of America.

In this context, the Audit Committee reports as follows:

1. The Audit Committee has reviewed and discussed the audited financial statements with Kforce Inc.’s management.

2. The Audit Committee has discussed with the independent auditors the matters required to be discussed by the Statement on Auditing Standards No. 61 (Codification of Statements on Audit Standards AU §380) Communications with Audit Committees.

3. The Audit Committee has received the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and has discussed with the independent auditors their independence. The Audit Committee has considered whether the provision of other non-audit services is compatible with the independent auditors’ independence, and satisfied itself as to the auditors’ independence.

4. Based on the review and discussion referred to in the above paragraphs, the Audit Committee recommended to the Board that the audited financial statements be included in Kforce Inc.’s Annual Report on Form 10-K for the fiscal year ended December 31, 2005, for filing with the SEC. The Audit Committee has also selected Deloitte & Touche LLP, subject to ratification by shareholders, as Kforce’s independent registered public accountants for the fiscal year ending December 31, 2006.

Submitted by the Audit Committee

Mark F. Furlong (Chairman)

John N. Allred

W.R. Carey, Jr.

The information contained in the above Audit Committee Report shall not be deemed “soliciting material” or “filed” with the SEC, or subject to the liabilities of Section 18 of the Securities Exchange Act of 1934, except to the extent that we specifically incorporate it by reference into such filings.

INDEPENDENT AUDITORS

Our consolidated financial statements for the year ended December 31, 2005, have been audited by Deloitte & Touche LLP, independent auditors. Deloitte & Touche LLP has also been selected, subject to ratification by shareholders, to audit our consolidated financial statements for the year ending December 31, 2006, and to provide review services for each of the quarters in the year ending December 31, 2006. A representative of Deloitte & Touche LLP is expected to be present at the Annual Meeting of Shareholders in order to respond to appropriate questions and to make any other statement deemed appropriate.

Audit Fees

Fees for audit services totaled $781,000 in 2005 and $824,355 in 2004, including fees associated with the annual audit and the review of our financial statements included in our Quarterly Reports on Form 10-Q. Fees for audit services include amounts incurred to complete the audit of controls over financial reporting required under Section 404 of the Sarbanes-Oxley Act of 2002.

Audit Related Fees

Fees for audit related services totaled $79,550 in 2005 and $429,396 in 2004. Audit related services principally include assurance and related services by the independent auditors that are reasonably related to the performance of the audit or review of our financial statements or other filings that are not captured under the fees for audit services. These services included financial statement audits of our employee benefit plans; consultations as to the accounting or disclosure treatment of transactions or events and/or the actual or potential impact of final or proposed rules, standards or interpretations by the SEC, FASB, and other regulatory or standard-setting bodies; internal control reviews, including consultation, under Section 404 of the Sarbanes-Oxley Act of 2002; due diligence services related to mergers/acquisitions, dispositions, and discontinued operations; and audits and accounting consultation related to mergers and acquisitions. Fees for audit-related services were significantly higher in 2004 as compared to 2005 as a result of merger and acquisition advisory services Kforce received in conjunction with the Hall, Kinion and Associates, Inc. acquisition.

Tax Fees

Fees for tax services, including tax compliance, tax advice and tax planning, totaled $0 in 2005 and $44,490 in 2004. The services rendered in 2004 included consultations and advice related to the tax consequences of mergers/acquisitions, dispositions, and discontinued operations and transaction cost recovery services.

All Other Fees

Fees for all other services not described above totaled $300 in 2005 and $53,122 in 2004. The 2005 fees were related to attendance of Kforce staff at a Deloitte & Touche LLP continuing professional education seminar with 2004 fees relating to merger and integration planning.

The Audit Committee considered whether Deloitte & Touche LLP’s provision of the above non-audit services is compatible with maintaining such firm’s independence and satisfied itself as to Deloitte & Touche LLP’s independence.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Auditors

The Audit Committee’s policy is to pre-approve all audit and permissible non-audit services provided by the independent auditors in order to ensure that the provision of such services does not impair the auditor’s independence. These services may include audit services, audit-related services, tax services and other services. Pre-approval is generally provided for up to one year and any pre-approval is detailed as to the particular service or category of services and is generally subject to a specific limit above which separate pre-approval is required. Management is required to periodically report to the Audit Committee regarding the extent of services provided by the independent auditors in accordance with this pre-approval, and the fees for the services performed to date. During fiscal year 2005, 100% of audit-related services were pre-approved by the Audit Committee in accordance with this policy. The Audit Committee adopted a revised policy in February 2004.

STOCK OWNERSHIP

The following table shows the amount of Kforce common stock beneficially owned (unless otherwise indicated) as of April 20, 2006 by: (1) any person who is known by us to be the beneficial owner of more than 5% of the outstanding shares of our common stock, (2) our directors, (3) our executive officers named in the Summary Compensation Table below, and (4) all of our directors and executive officers as a group.

	Shares of Kforce Common Stock Beneficially Owned
	Number (1)(2)(3)	Percent
Directors and Other Named Executive Officers
David L. Dunkel	3,859,754	9.76%
John N. Allred	96,750	*
W.R. Carey, Jr.	138,238	*
Richard M. Cocchiaro	1,818,255	4.60%
Michael L. Ettore	192,102	*
Mark F. Furlong	46,955	*
Joseph J. Liberatore	576,015	1.46%
Stephen McMahan	153,638	*
Patrick D. Moneymaker	—	*
Elaine D. Rosen	11,000	*
William L. Sanders	1,292,591	3.27%
Ralph E. Struzziero	161,219	*
Howard W. Sutter	1,843,588	4.66%
A. Gordon Tunstall	60,000	*
All directors and executive officers as a group (13 persons)	10,471,296	26.49%
Shareholders (4)
Strong Capital Management Inc. 100 Heritage Reserve Menomonee Falls, Wisconsin 53051	2,599,856	6.58%
William Blair & Company, L.L.C. 222 W. Adams Chicago, Illinois 60606	3,152,856	7.98%
FMR Corp. 82 Devonshire Street Boston, Massachusetts	2,407,000	6.09%

*	Less than 1% of the outstanding common stock
(1)	Includes the number of shares subject to purchase pursuant to currently exercisable options or options exercisable within 60 days of April 20, 2006 as follows: Mr. Allred, 51,029; Mr. Carey, 98,238; Mr. Cocchiaro, 29,837; Mr. Dunkel, 1,939,910; Mr. Ettore, 136,022; Mr. Furlong, 29,855; Mr. Liberatore, 535,694; Mr. McMahan, 153,257; Ms. Rosen, 10,000; Mr. Sanders, 839,817; Mr. Struzziero, 14,464; Mr. Sutter, 164,767; and Mr. Tunstall, 60,000.
(2)	Includes 19,000 shares as to which beneficial ownership is disclaimed by Mr. Cocchiaro (shares held by spouse). Also includes 1,675,083 shares as to which voting and/or investment power is shared or controlled by another person and as to which beneficial ownership is not disclaimed, as follows: Mr. Cocchiaro, 39,200 (shares held by mother), 23,080 (shares held by sons); Mr. Struzziero, 1,987 (shares held by spouse), 10,500 (shares held by a sons); and Mr. Sutter, 5,000 (shares held by spouse) and 1,595,316 (shares held by Sutter Investments Ltd. of which H.S. Investments, Inc. is the sole general partner).
(3)	Includes the number of shares of restricted stock that are beneficially owned as follows: Mr. Dunkel, 98,166; Mr. Ettore, 16,005; Mr. Liberatore, 32,864; and Mr. Sanders, 58,558.
(4)	The number of shares shown in the table is based upon certain Schedule 13Gs (or amendments thereto) filed with the SEC.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires Kforce directors, executive officers and persons holding more than ten percent of our common stock to file reports of ownership and changes in ownership of the common stock with the SEC. The directors, officers and ten percent shareholders are required by the SEC regulations to furnish us with copies of all Section 16(a) reports that they file. The SEC has designated specific due dates for these reports and we must identify in this proxy statement those persons who did not file these reports when due.

Based solely on our review of copies of the reports received by us and written representations from certain reporting persons, we believe that all directors, executive officers and persons holding more than ten percent of our common stock were in compliance with their filing requirements.

DIRECTORS AND EXECUTIVE OFFICERS

Set forth below is certain information as of April 20, 2006, concerning our executive officers, continuing directors, and nominees for election as directors.

Name	Position(s)	Age	Year First Became a Director
David L. Dunkel	Chairman, Chief Executive Officer, and Class III Director (nominee for a term expiring in 2009)	52	1994
John N. Allred	Class II Director	59	1998
W.R. Carey, Jr.	Class III Director (nominee for a term expiring in 2009)	58	1995
Richard M. Cocchiaro	Vice President, Class I Director (Vice Chairman)	51	1994
Mark F. Furlong	Class III Director (nominee for a term expiring in 2009)	49	2001
Michael Ettore	Senior Vice President and Chief Services Officer	49	—
Joseph J. Liberatore	Senior Vice President and Chief Financial Officer	43	—
Patrick D. Moneymaker	Class II director	59	2005
Stephen McMahan	Senior Vice President and Chief Sales Officer	51	—
Anthony B. Petitt	Vice President and Chief Accounting Officer	35	—
Elaine D. Rosen	Class I Director	53	2003
William L. Sanders	President and Secretary	59	—
Ralph E. Struzziero	Class I Director	61	2000
Howard W. Sutter	Vice President, Class I Director (Vice Chairman)	57	1994
A. Gordon Tunstall	Class II Director	61	1995

David L. Dunkel has served as Kforce’s Chairman, Chief Executive Officer and a director since its formation in 1994. Prior to August 1994, he served as President and Chief Executive Officer of Romac-FMA, one of Kforce’s predecessors, for 14 years. Mr. Dunkel’s prior experience includes three years service as an accountant with Coopers & Lybrand in Boston, Massachusetts.

John N. Allred has served as a director of Kforce since April 1998. Mr. Allred has served as President of A.R.G., Inc., a provider of temporary and permanent physicians located in the Kansas City area since January 1994. Prior to that time, Mr. Allred served in various capacities with Source Services Corporation (“Source”) prior to its merger with Kforce in 1998, including Branch Manager of the Kansas City branch (1976-1983), Regional Vice President (1983-1987) and Vice President (1987-1993). Mr. Allred served as a director of Source from August 1992 until November 1993 and from September 1994 to April 1998. Prior to joining Source, Mr. Allred held various positions, including Manager of Data Processing Services and Systems Analyst with Systec Data Management.

W. R. Carey, Jr. has served as a director of Kforce since October 1995. He is currently the Chairman and Chief Executive Officer of Corporate Resource Development, Inc., an Atlanta, Georgia based sales and marketing consulting and training firm which began in 1981 and assists some of America’s largest firms in design, development, and implementation of strategic and tactical product marketing. Mr. Carey serves on the Board of Directors of Outback Steakhouse, Inc. and is also the National Chairman of the Council of Growing Companies.

Richard M. Cocchiaro has served as a director of Kforce since its formation in August 1994. He currently serves as a Vice Chairman and Vice President. Previously Mr. Cocchiaro served as Vice President of National Accounts for Kforce from 2000 to 2004, Vice President of Strategic Alliances for kforce.com Interactive (1999) and National Director of Strategic Solutions within Kforce’s emerging technologies group (1994-1999). Prior to August 1994, he was a Vice President with Romac-FMA and Division President of Romac-FMA’s Chicago Search Division (1985-1994) and Romac-FMA’s Tampa Search Division (1981-1985). Mr. Cocchiaro’s prior experience includes service as an accountant with Coopers & Lybrand in Boston.

Michael Ettore has served as Kforce’s Senior Vice President and Chief Services Officer since October 2004. Mr. Ettore joined Kforce in 1999 and has served as the Vice President—Leadership Development and Vice President—Operations. Prior to joining Kforce, Mr. Ettore served in the United States Marine Corps as an Infantry Officer, retiring in 1998, after 24 years of service.

Mark F. Furlong has served as a director of Kforce since July 2001. He currently serves as the President of Marshall & Ilsley Corporation (since April 2005) and served as President of M&I Marshall & Ilsley Bank (since July 2004). He also served as Chief Financial Officer of Marshall & Ilsley Corporation from April, 2001 to October, 2004. Mr. Furlong served as the Executive Vice President and Chief Financial Officer of Old Kent Financial Corporation from 1998 to 2001. From 1992 to 1998, Mr. Furlong served as the First Vice President and Director of Corporate Development/Commercial Lending at H.F. Ahmanson & Co. Mr. Furlong’s prior experience includes service as an audit partner with Deloitte & Touche LLP.

Joseph J. Liberatore has served as Kforce’s Senior Vice President and Chief Financial Officer since October 2004. Prior to his appointment as Chief Financial Officer, Mr. Liberatore had served as Senior Vice President since June 2000, Chief Talent Officer since September 2001 and Chief Sales Officer from September 2000 to August 2001. Mr. Liberatore previously served as President of kforce.com Interactive (1999-2000), as Regional Vice President for Kforce’s Southeast and Mid-Atlantic region (1996-1999), and Vice President of Kforce’s Tampa IT Search (1994-1996).

Stephen McMahan has served as Kforce’s Chief Sales Officer since January 2006. Prior to his appointment as Chief Sales Officer, Mr. McMahan served as Group president (2002-2005), Business Unit President-East (2000-2002) and Regional Vice President-Northeast (1998-2000) responsible for Tech, Finance and Accounting staffing and search businesses. Mr. McMahan came to Kforce through the acquisition of Source Services Corporation, where he served as Managing Director of the Boston Tech, Finance and Accounting practices.

Patrick D. Moneymaker has served as a director since June 2005. Since 1998, Mr. Moneymaker has served as the Chief Operating Officer and President and is currently the Chief Executive Officer of Ocean Systems Engineering Corporation (“OSEC”), a privately held company based in Carlsbad, California. OSEC provides full-spectrum engineering services for the Department of Defense that includes software development, C4I systems integration and program management. From 1968-1998, Mr. Moneymaker was an officer in the United States Navy, ultimately achieving the rank of Rear Admiral. At various times during this period, Mr. Moneymaker commanded several carrier-based aviation squadrons. He rose to the rank of Rear Admiral and served as Navy Director of Space and Information Warfare and served at U.S. Strategic Command and as commander at the Naval Space Command. Mr. Moneymaker currently serves as a director of Ocean Systems Engineering Corporation.

Anthony B. Petitt has served as Kforce’s Vice President and Chief Accounting Officer since May 2005. Mr. Petitt is a Certified Public Accountant. Prior to joining Kforce, Mr. Petitt served as the Director of

Accounting Operations for Watkins Motor Lines, Inc., a national transportation carrier with more than 9,000 employees and contractors, from February 2002 until January 2005. From February 2001 until February 2002, Mr. Petitt was employed as a manager with Arthur Andersen, LLP. Prior to that time, Mr. Petitt served as Senior Vice President and Chief Financial Officer for LynkUs Communications, Inc., a privately held web-to-wireless application developer (February 2000—February 2001). From July 1993—February 2000, Mr. Petitt was employed as an auditor and later as a manager with Arthur Andersen LLP.

Elaine D. Rosen has served as a director of Kforce since June 2003. Ms. Rosen currently serves as a consultant for a variety of clientele. From 2001-2004, Ms. Rosen served as the Chair of the Capital Campaign for Preble Street Resource Center, a collaborative for the homeless and low income community in Portland, Maine, a volunteer position. From 1975 to March 2001, Ms. Rosen held a number of positions with Unum Life Insurance Company of America, most recently as President (1997-1999) and as an Executive Vice President of UnumProvident after Unum’s merger with the Provident Company (1999-2001). Ms. Rosen serves as trustee or director of several non-profit organizations and is also a director of AAA of Northern New England, a travel club serving Maine, New Hampshire and Vermont, and Downeast Energy Corp., a provider of heating products and building supplies, and is a trustee of The Kresge Foundation.

William L. Sanders has served as President of Kforce since October 2004. Mr. Sanders has also served as Kforce’s Secretary since April 1999. Prior to his appointment as President, Mr. Sanders served as Kforce’s Chief Operating Officer since December 2002 and Senior Vice President since April 1999. From April 1999 to September 2003, Mr. Sanders also served as Kforce’s Chief Financial Officer. Prior to joining Kforce, he was Chief Financial Officer and Treasurer of Old Kent Financial Corporation (1997-1998), Chief Financial Officer of Bank Plus Corporation (1995-1997) and Chief Financial Officer of H.F. Ahmanson & Co. (1992-1994). Mr. Sanders’ prior experience also includes serving as a partner with Deloitte & Touche LLP.

Ralph E. Struzziero has served as a director of Kforce since October 2000. Since 1995, Mr. Struzziero has operated an independent business consulting practice and since 1997 has served as an adjunct professor at the University of Southern Maine. Mr. Struzziero previously served as Chairman (1990-1994) and President (1980-1994) of Romac & Associates, Inc., one of Kforce’s predecessors. Mr. Struzziero is also currently a director of AAA of Northern New England, a travel club serving Maine, New Hampshire and Vermont, Downeast Energy Corp, a provider of heating products and building supplies. Mr. Struzziero previously served as a director for Cymri, Inc., which operates job boards in Maine, New Hampshire and Vermont through JobsintheUS.com.

Howard W. Sutter has served as Kforce’s Vice President and a director since its formation in August 1994. Mr. Sutter currently serves as Vice Chairman and as Vice President of Mergers and Acquisitions. Prior to August 1994, Mr. Sutter served as Vice President of Romac-FMA (1984-1994), and Division President of Romac-FMA’s South Florida location (1982-1994). Mr. Sutter’s prior experience includes three years as Vice President and Controller of a regional airline and six years as an accountant with Coopers & Lybrand in Philadelphia.

A. Gordon Tunstall has served as a director of Kforce since October 1995. He is the founder of, and for more than 25 years has served as President of, Tunstall Consulting, Inc., a provider of strategic consulting and financial planning services. Mr. Tunstall previously served as a director for JLM Industries, Inc., Orthodontics Center of America, Inc. and Discount Auto Parts, Inc.

EXECUTIVE COMPENSATION

Presented below is certain information concerning total compensation earned or paid to: (1) the Chief Executive Officer; and (2) the four other most highly compensated executive officers whose annual salaries and bonuses exceeded $100,000 during 2005 (the “Named Executive Officers”).

Summary Compensation Table

The following table sets forth certain compensation information for the Named Executive Officers for 2005.

	Fiscal Year	Annual Compensation (1)				Restricted Stock Awards (2),(7)		Securities Underlying Options (7)	All Other Compensation (4)
Name and Principal Position		Salary (2)		Bonus (2)
David L. Dunkel Chief Executive Officer	2005 2004 2003	$ $ $	575,000 575,000 575,000	$ $ $	690,000 1,150,000 977,500	$ $ $	0 1,433,303 151,821	0 349.632 190,000	$ $ $	0 0 0

Michael L. Ettore (5) Senior Vice President, Chief Services Officer	2005 2004	$ $	250,000 208,333	$ $	196,875 140,000	$ $	0 175,255	0 52,011		$5,293

Joseph J. Liberatore (6) Senior Vice President, Chief Financial Officer	2005 2004 2003	$ $ $	350,000 316,667 310,000	$ $ $	350,000 418,500 331,313	$ $ $	0 461,308 81,851	0 109,129 67,000	$ $ $	0 0 0

Ken W. Pierce (8),(9) Former Senior Vice President, Chief Marketing Officer	2005 2004 2003	$ $ $	275,000 275,000 275,000	$ $ $	0 371,250 283,594	$ $ $	0 257,114 72,610	0 62,712 67,000	$ $ $	932,500 36,051 24,019

William L. Sanders President and Secretary	2005 2004 2003	$ $ $	490,000 415,000 400,000	$ $ $	507,150 720,000 603,000	$ $ $	0 815,775 105,615	0 191,817 100,000	$ $ $	0 8,300 4,000

(1)	The aggregate amount of perquisites and other personal benefits received by the Named Executive Officer, except for Mr. Ettore as noted, in addition to the amounts shown as Salary and Bonus, if any, did not exceed the lesser of $50,000 or 10% of the total annual salary and bonus reported for each Named Executive Officer and has therefore been omitted.
(2)	Includes any amount deferred by the Named Executive Officer pursuant to our deferred compensation plan.
(3)	At the end of 2005, Messrs. Dunkel, Ettore, Liberatore, Pierce and Sanders held 98,166, 16,005, 32,864, 17,606 and 58,558 shares of restricted stock, respectively, with an aggregate value of $1,095,533, $178,616, $366,762, $196,483 $653,507, respectively.
(4)	Includes the amount contributed by us to the account of each Named Executive Officer under our deferred compensation plan which matches 10% of the contributions of all participants.
(5)	Mr. Ettore was appointed as Senior Vice President and Chief Services Officer in October 2004. Mr. Ettore was neither the Chief Executive Officer nor one of the four most highly compensated executive officers whose annual salaries and bonuses exceeded $100,000 prior to 2004.
(6)	Mr. Liberatore has served as Senior Vice President and Chief Financial Officer since October 2004. Prior to that, he served as Senior Vice President and Chief Talent Officer.
(7)	Kforce granted options and restricted stock in December 2004 which represented grants for 2004 and 2005 . Each of these grants was disclosed in last year’s proxy statement, which was filed with the SEC and is reflected in the 2004 amounts above.
(8)	As of January 1, 2006, Mr. Pierce was no longer a Kforce employee.
(9)	Includes $882,500 of severance accrued in 2005 under Mr. Pierce’s employment agreement as a result of his termination

Option Grants During 2005

There were no options granted to the Named Executive Officers during fiscal year 2005.

Restricted Stock Issuances

There were no restricted stock grants to the Named Executive Officers during fiscal year 2005.

Option Exercises During Fiscal Year 2005 and Fiscal Year End Option Values

The table below shows the number and value of their exercisable and unexercisable options as of December 31, 2005. There are no outstanding stock appreciation rights.

	Shares Acquired on Exercise	Value Realized	Number of Securities Underlying Unexercised Options at December 31, 2005		Value of Unexercised In-The-Money Options at December 31, 2005 (1)
Name			Exercisable	Unexercisable	Exercisable	Unexercisable
David L. Dunkel	35,088	$261,406	1,939,910	—	$9,281,340	$—
Michael Ettore	—	—	136,022	—	$963,427	$—
Joseph J. Liberatore	28,634	$189,772	535,694	—	$2,747,066	$—
Ken W. Pierce	—	—	299,712	—	$1,493,084	$—
William L. Sanders	33,332	$189,659	839,817	—	$5,094,626	$—

(1)	The closing price for Kforce common stock as reported on the Nasdaq National Market on December 30, 2005 was $11.16. Value of exercisable options is calculated on the basis of the difference between the option exercise price and $11.16 multiplied by the number of shares of Kforce common stock to which the exercise relates.

Employment and Severance Contracts

We are a party to employment agreements with Messrs. Dunkel, Liberatore, Sanders, and Ettore. These agreements are for a rolling period of two years and 364 days for Messrs. Dunkel, Liberatore, and Sanders, and two years for Mr. Ettore and provide for an annual base salary and certain other benefits. Each employment agreement provides that the executive is entitled to severance if his employment is terminated by us “without cause” or if the executive resigns for “good reason” (as defined in the employment agreements). In such case, the executive would receive a lump sum payment equal to his base salary from the date of termination for a period of 2.99 years plus 2.99 times the average of the last three years’ bonuses with respect to Mr. Dunkel, and two years plus two times the average of the last two years’ bonuses with respect to Messrs. Sanders, Liberatore and Ettore. The employment agreements also provide that upon a change in control of Kforce, in conjunction with a termination of the executive “without cause” or the executive’s resignation for “good reason,” each executive would be entitled to receive a lump sum payment equal to 2.99 times the executive’s annual salary plus 2.99 times the average of the last three years’ bonuses with respect to Messrs. Dunkel, Sanders and Liberatore, and two times the executive’s annual salary plus two times the average of the last two years’ bonuses with respect to Mr. Ettore, subject to certain limitations. In general, a change in control is defined by the employment agreements to be any replacement of 50% or more of the directors, certain extraordinary corporate occurrences, such as a merger or other business combination involving Kforce, a sale of all or substantially all of Kforce’s assets, the approval by the shareholders of a complete liquidation or dissolution of Kforce, or an acquisition by a person or group of 25% or more of Kforce stock (excluding certain acquisitions by us, certain of our benefit plans, entities controlled by us and acquisitions by David L. Dunkel or his family members). Each agreement contains a restrictive covenant, which continues for two years following termination.

Compensation Committee Interlocks and Insider Participation

During 2005, the Compensation Committee consisted of W.R. Carey, Jr., Mark F. Furlong, Elaine D. Rosen (Chairperson) and Ralph E. Struzziero. Mr. Struzziero served as the Chairman (1990-1994) and President (1980-1994) of Romac & Associates, Inc., a company we acquired in 1994. None of the other members of the Compensation Committee is currently or was formerly an officer or an employee of Kforce or its subsidiaries.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

Introduction and Background

The following report is provided in accordance with SEC rules and covers compensation policies applicable to the executive officers of Kforce for 2005. The report has been approved by the members of the Compensation Committee of the Board of Directors of Kforce and the Board of Directors. During 2005, the Compensation Committee was comprised of four directors, all of which qualify as “outside directors” within the meaning of Section 162(m) of the Code who are not employees of Kforce. The Compensation Committee held four meetings for which its members were compensated during 2005.

The Compensation Committee is responsible for setting Kforce’s compensation principles that serve to guide the design of its executive compensation program. The Compensation Committee is also responsible for recommending to the Board of Directors the compensation levels of the Chief Executive Officer and for approving the compensation levels of certain other senior executives, including the other “Named Executive Officers” listed in the Summary Compensation Table. The Compensation Committee annually benchmarks the ongoing competitiveness of Kforce’s executive compensation program in order to evaluate whether it is achieving the desired goals and objectives summarized in this report. In undertaking this annual review, the Compensation Committee considers the advice of independent, outside consultants in determining whether the amounts and types of compensation Kforce pays its executive officers are appropriate and to provide counsel and make recommendations to the Committee.

The Compensation Committee makes every effort to maintain independence and objectivity. The Committee meets in executive session (excluding the CEO) from time to time where discussions or decisions regarding executive pay take place. The Compensation Committee is committed to (1) staying informed of current issues and emerging trends, (2) ensuring that Kforce’s executive compensation program remains aligned with best practices, and (3) establishing and maintaining an executive compensation program that is consistent with shareholder interests while being responsive to executive needs.

Executive Compensation Philosophy and Guiding Principles

Kforce’s executive compensation philosophy is to attract, motivate and retain highly qualified executives who are able to maximize shareholder value. In seeking to carry out this philosophy and employ highly qualified executives, the Compensation Committee has embraced certain principles intended to guide compensation design and administrative decisions made by the Board, the Committee and management.

1—Compensation should be directly aligned with performance.

Executive compensation levels should be commensurate with Kforce’s performance and shareholder return. The annual incentive program incorporates profitable growth measures that the Compensation Committee believes will increase long-term shareholder value. For each measure, incentive awards can be at, above or below target levels based on actual versus planned results, with no payments made if performance does not meet a minimum threshold level. Long-term incentive awards should be tied directly to stock price appreciation and, possibly, other performance measures which the Compensation Committee believes correlate with long-term increases in Kforce’s stock price.

2—Pay opportunities and program design should be competitive with market practice.

Attracting and retaining key management talent are critical to the success of a staffing firm in which people represent the true “assets” of the company. Understanding competitive market pay levels is essential to hiring and keeping qualified executives. It also is important to be knowledgeable of best practices and how comparable organizations compensate their executives. The Committee works with independent advisors to annually review Kforce’s pay levels against those of comparable organizations and to provide the Committee with information as to emerging trends and issues impacting executive compensation.

The Compensation Committee reviews compensation data from several independent sources to determine whether Kforce’s total compensation program continues to be competitive. Kforce’s competitive market for executive talent is primarily professional organizations. However, the Compensation Committee also reviews pay data for other comparably sized professional service organizations because Kforce generally requires skills from a more varied set of backgrounds. Total pay levels for Named Executive Officers are targeted between the 50th percentile (median) and the 75th percentile of the industry average for named executives when performance goals are achieved.

3—Short and long-term performance should be effectively balanced through incentive compensation.

Kforce’s compensation program seeks to balance the focus of employees on achieving the challenging short-term results while seeking to ensure Kforce’s long-term success. In an effort to balance these perspectives, Kforce’s employees are regularly provided with both annual and long-term incentives. The balance is weighted toward the long-term incentive plan for higher levels of responsibility because employees in leadership roles have the greatest influence on Kforce’s long-term interests.

4—Share ownership should be promoted.

Kforce’s executives should have a personal financial stake directly aligned with the interests of Kforce’s shareholders. Long-term incentives provide an equity stake to executive officers in the form of stock options and full value awards such as restricted stock. Executives can also increase their equity ownership levels by receiving stock in lieu of cash compensation (at the Compensation Committee’s discretion). In addition, all employees are eligible to purchase stock through the Employee Stock Purchase Plan. The Compensation Committee recently adopted formal ownership guidelines, which require the Named Executive Officers to own the equity equivalent of two times their annual salaries or have certain restrictions on equity-based grants. Pursuant to such policy, David Dunkel, William Sanders, Joseph Liberatore, and Michael Ettore, who were Named Executive Officers on April 4, 2006, and Steven McMahan, who is anticipated to be a Named Executive Officer in the next proxy statement, are required to own 90,267, 76,923, 54,945, 39,247 and 39,247 shares respectively. As of April 4, 2006, Messrs. Dunkel, Sanders, Liberatore and Ettore were in compliance with this policy. In accordance with the policy, when Mr. McMahan becomes a Named Executive Officer, he will be required to meet the share ownership guidelines within five years. The stock ownership policy is available for review at http://www.kforce.com.

5—Kforce considers the tax deductibility of executive compensation as appropriate.

In determining executive compensation, the Compensation Committee considers, among other factors, the possible tax consequences to Kforce. However, tax consequences, including without limitation, tax deductibility, are subject to many factors (such as changes in the tax laws and regulations or interpretations of such laws and regulations, and the timing and nature of various decisions by executives regarding options and other rights) that are beyond the control of the Compensation Committee or Kforce. In addition, the Compensation Committee believes that it is important for it to retain maximum flexibility in designing compensation programs that meet its stated objectives. For all of the foregoing reasons, the Compensation Committee, while considering tax deductibility as one of its factors in determining compensation, will not limit compensation to those levels or types of compensation that will be deductible. The Compensation Committee will consider alternative forms of compensation, consistent with its compensation goals that preserve deductibility.

We have structured the Stock Incentive Plan so that gains from the exercise of stock options will be fully deductible for federal income tax purposes under Section 162(m) of the Internal Revenue Code of 1986, as amended. However, certain forms of compensation cannot be deducted, such as salary, the value of perquisites, discretionary bonuses, and certain restricted stock awards, to the extent that the value of these compensation components exceeds $1 million. The Committee reserves the right to use such forms of compensation to the extent deemed to be in the interests of our shareholders even if such may result in less than their full tax deductibility.

Compensation Components and Market Positioning

Kforce seeks to provide significant incentives to its officers if Kforce attains substantial performance success. Kforce especially emphasizes stock price increases in its compensation process. In essence, the

Committee supports the notion that the pay percentile rank should seek to match, but not exceed, Kforce’s performance percentile rank. Each component of pay has its role and is described as follows:

Base Salaries

Consistent with Kforce’s compensation strategy, which seeks to minimize fixed costs and maximize the percentage of “at risk” performance-based pay for senior executives, base salaries for Named Executive Officers are targeted at the 50th percentile of competitive practices as compared with similar positions at comparable companies. Salary levels also reflect past performance, expected future contributions, and the experience level of each incumbent.

Annual Performance Bonus Compensation

Annual performance bonus compensation is targeted at the 67th percentile of competitive practices and will result in total cash compensation at approximately the 60th percentile when challenging performance goals are met. Actual total cash compensation will be at, above, or below targeted levels, based on actual versus planned performance results. Targeting pay above the market median will promote retention while requiring the fulfillment of challenging performance goals. All named executives participate in the Annual Performance Bonus Plan, which is based on corporate, unit and individual performance. For 2006, the corporate measures for funding annual performance bonuses will be earnings per share, revenue levels and selected business objectives. The goal-setting process takes into consideration internal budgets, past performance, market expectations and competitor performance.

Long-Term Incentives

Long-term incentives are targeted at the 60th percentile of competitive practices and are intended to align executive and shareholder interests. Annual stock option, SAR and restricted stock grants represent the primary form of long term incentives for executive officers. We believe restricted stock grants require fewer shares than do stock options to deliver a target award value and serve as a useful retention device.

In order to limit potential shareholder dilution from equity plans and better manage share reserves, equity grant run rates will vary with Kforce’s performance, ranging from 2% and not to exceed 4% of common shares outstanding.

Compensation of the Chief Executive Officer

During 2005, Mr. Dunkel’s salary remained at $575,000. In 2005, Mr. Dunkel’s target annual incentive award was equal to 100% of salary, with 40% of the target award tied to actual versus planned earnings per share (EPS), 40% tied to Kforce’s total revenues, and 20% tied to individual Management Business Objectives (MBOs). During 2005, Mr. Dunkel earned a cash bonus of $690,000, or 120% of his salary. The components of the cash bonus in 2005 included a discretionary award of $115,000, an award of $115,000 based on revenue growth, and an award of $460,000 based on increased earnings per share. These awards were based on achieving 200% of the target earnings per share objective and 50% of the target revenue objective.

The Compensation Committee believes that the guiding principles of Kforce’s executive compensation program will allow it to attract, motivate and retain quality executives who will deliver shareholder value. While specific program features will likely change, the Compensation Committee will continue to govern its decisions based on the principles as outlined in this report to Kforce’s shareholders.

Submitted by the Compensation Committee

Elaine D. Rosen (Chairperson)

W.R. Carey, Jr.

Mark F. Furlong

Ralph E. Struzziero

KFORCE STOCK PRICE PERFORMANCE GRAPH

The following graph is a comparison of the cumulative total returns for Kforce common stock as compared with the cumulative total return for the Nasdaq Stock Market (U.S.) Index and the average performance of a group consisting of our peer corporations on a line-of-business basis. The cumulative return was computed by dividing the difference between the price of Kforce common stock at the end and the beginning of the measurement period (December 29, 2000 to December 30, 2005) by the price of Kforce common stock at the beginning of the measurement period. The total return calculations are based upon an assumed $100 investment on December 29, 2000 and all returns are weighted based on market capitalization. The comparisons in the graph below are based on historical data and are not intended to forecast the possible future performance of Kforce common stock.

	2000	2001	2002	2003	2004	2005
Kforce Inc.	100.0	205.6	137.9	305.6	362.7	364.7
Nasdaq Stock Market (Composite)	100.0	78.9	54.1	81.1	88.1	89.3
Industry Peer Group	100.0	102.1	77.3	110.8	123.9	138.2

2005 Industry Peer Group

CDI Corp.

CIBER, Inc.

Computer Horizons

Kelly Services, Inc.

Kforce Inc.

Manpower Inc.

MPS Group, Inc.

On Assignment, Inc.

Robert Half International Inc.

Spherion Corporation

SHAREHOLDER PROPOSALS

Shareholders interested in presenting a proposal for consideration at our Annual Meeting of Shareholders in 2007 may do so by following the procedures prescribed in Rule 14a-8 under the Securities Exchange Act of 1934 and our bylaws. To be eligible for inclusion, shareholder proposals must be received by Kforce’s Corporate Secretary no later than January 3, 2007. The Board will review any proposal from eligible shareholders that it receives by that date and will determine whether any such proposal will be included in our proxy materials for 2007.

In addition, the proxy solicited by the Board for the annual meeting of shareholders in 2007 will confer discretionary authority to vote on any shareholder proposal presented at that meeting, unless we are provided with written notice of such proposal by March 22, 2007.

OTHER MATTERS

As of the date of this proxy statement, we know of no business that will be presented for consideration at the Annual Meeting other than the items referred to above. If any other matter is properly brought before the meeting for action by shareholders, proxies in the enclosed form returned to us will be voted in accordance with the judgment of the proxy holder.

The material referred to in this proxy statement under the captions “Proposal on Which You May Vote—Information About the Board of Directors and Committees—Audit Committee,” “Kforce Stock Price Performance Graph,” “Compensation Committee Report on Executive Compensation,” and “Audit Committee Report” shall not be deemed soliciting material or otherwise deemed filed, or subject to the liabilities of Section 18 of the Securities Exchange Act of 1934, and shall not be deemed to be incorporated by any general statement of incorporation by reference in any filings made under the Securities Act of 1933 or the Securities Exchange Act of 1934.

Only one copy of this proxy statement, and the accompanying Annual Report, is being delivered to shareholders who share an address, unless we have received contrary instructions by one or more of the shareholders. We will promptly deliver a separate copy of this proxy statement and the accompanying Annual Report to any shareholder at a shared address to which a single copy of those documents has been delivered upon the written or oral request from that shareholder. Written requests should be mailed to William L. Sanders, Corporate Secretary, Kforce Inc., 1001 East Palm Avenue, Tampa, Florida 33605. Oral requests may be made by calling Kforce Investor Relations at (813) 552-5000. Any shareholder sharing a single copy of the proxy statement and Annual Report who wishes to receive a separate mailing of our proxy statement and Annual Report in the future and shareholders sharing an address and receiving multiple copies of our proxy statement and Annual Report who wish to share a single copy of those documents in the future should also notify us at the foregoing address.

APPENDIX A

Kforce Inc.

AUDIT COMMITTEE CHARTER

Revised July 23, 2004

Role and Independence

The Audit Committee of the board of directors (the “Audit Committee”) of Kforce Inc. (the “Firm”) assists the full board of directors (the “Board”) in fulfilling its responsibility for oversight of the quality and integrity of the accounting, auditing and reporting practices of the Firm and such other duties as directed by the Board. Members of the Audit Committee shall be directors of the Firm elected by the Board and shall hold office until the earlier of: (1) the election of their respective successors; (2) the end of their service as a director of the Firm (whether through resignation, removal, expiration of term or death); or (3) their resignation from the Audit Committee. The Board shall designate one member as the chairman. The membership of the Audit Committee shall consist of at least three independent directors, as defined by the applicable rules, who are generally knowledgeable in financial and auditing matters and able to read and understand financial statements, including at least one member who has thorough education and experience as a public accountant, auditor, principal financial officer, controller, principal accounting officer of a public company, or from a position involving the performance of similar functions, sufficient financial expertise in accounting and auditing to be considered an audit committee financial expert, as defined by applicable rules. Each member shall be free of any relationship that, in the opinion of the Board, would interfere with their individual exercise of independent judgment. No person shall be deemed independent if he is an employee of the Firm or if he receives payment other than for Board or committee services. No member of the Audit Committee shall have participated in the preparation of the financial statements of the Firm or any current subsidiary of the Firm at any time during the past three years. The Audit Committee shall meet as often as it deems necessary to carry out its responsibilities, but no less frequently than quarterly.

The Audit Committee may form and delegate authority to subcommittees consisting of one or more Audit Committee members when appropriate, provided that such subcommittees report their decisions to the Audit Committee at its next scheduled meeting.

The Audit Committee is expected to maintain free and open communication (including private executive sessions as frequently as is necessary to allow the Audit Committee to carry out its responsibilities) with the independent auditors, the internal auditors, and management of the Firm. In discharging this oversight role, the Audit Committee is empowered to investigate any matter brought to its attention, with full access to all books, records, facilities and personnel of the Firm, and the power to retain outside counsel or other experts for this purpose.

The Audit Committee shall have the sole responsibility for the appointment, compensation, oversight and termination of the independent auditors engaged for the purpose of rendering or issuing an audit report or related work, or performing other audit, review or attest services for the Firm.

The Firm shall provide appropriate funding, as determined by the Audit Committee in its capacity as a committee of the Board, for payment of compensation to (1) the independent auditors or (2) any advisors employed by the Audit Committee.

The Audit Committee’s job is one of oversight and it recognizes that the Firm’s management is responsible for preparing the Firm’s financial statements, for the Firm's financial reporting process and internal controls. The Audit Committee further recognizes that the independent auditors are responsible for auditing the annual financial statements, expressing an opinion as to the conformity of such annual financial statements with generally accepted accounting principles, and for reviewing the Firm’s quarterly financial statements. It is recognized that it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Firm’s financial statements fairly present the Firm’s financial position, or that the results of operation are in accordance with generally accepted accounting principles and applicable laws and regulations. Each member of the Audit Committee shall be entitled to rely on (i) the integrity of those persons within the Firm and of the professionals and experts (such as the independent auditors) from which it receives information and (ii) the accuracy of the financial and other information provided to the Audit Committee by such persons, professionals or experts absent actual knowledge to the contrary. Consequently, in carrying out its oversight responsibilities, the Audit Committee is not providing any expert or special assurance as to the Firm’s financial statements or any professional certification as to the outside auditor’s work.

Responsibilities of the Audit Committee

The following activities are set forth as a guide with the understanding that the Audit Committee may diverge from this guide as it considers appropriate in accordance with applicable law.

A.	Financial Reporting/Internal Controls

1.	Review and discuss with the internal auditors and the independent auditors their respective annual audit plans, staffing, reports, and the results of their audits.

2.	Review and discuss with management and the independent auditors the Firm’s quarterly financial results, including the results of the independent auditor’s reviews of the quarterly financial information.

3.	Review and discuss with management and the independent auditors any material issues with respect to its Form 10-Q.

4.	Review and discuss with management and the independent auditors the annual audited financial statements and recommend to the Board, based upon review of the financial statements, the matters required to be discussed by SAS 61, and the letter required by Independence Standards Board Standard No. 1, whether the audited financial statements should be included in the Firm’s Form 10-K.

5.	Review with the independent auditors any matters of significant disagreement between management and the independent auditors and any other problems or difficulties encountered during the course of the audit and management’s response to such disagreements, problems, or difficulties.

6.	Review and discuss with the independent auditors: (a) all critical accounting policies and practices used in the audit; (b) all alternative treatments of financial accounting and disclosures within generally accepted accounting principles that have been discussed with management, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditor; and (c) other material written communications between the independent auditor and management, such as any management letter or schedule of unadjusted differences.

7.	In connection with each annual and periodic report of the Firm, review and discuss (i) management’s disclosure to the Audit Committee under Section 302 of the Sarbanes-Oxley Act (the “S-O Act”) and (ii) the contents of the chief executive officer and the chief financial officer certificates to be filed under Sections 302 and 906 of the S-O Act.

8.	Meet with the independent auditors in executive session to discuss any other matters that the independent auditors believe should be discussed privately.

B.	Independent Auditors

1.	Appoint, provide for the compensation of, and oversee the work of the independent auditors (including resolution of disagreements between management and the auditors regarding financial reporting) for the purpose of preparing or issuing an audit report or related work. Preapprove all audit engagement fees and terms, as well as the terms and fees of any and all nonaudit engagements.

2.	Review the performance of the independent auditors and remove the independent auditors if circumstances warrant.

3.	Monitor and periodically review the independence of the independent auditors by obtaining and reviewing a report from the independent auditors at least annually regarding all relationships between the independent auditors and the Firm.

4.	Preapprove all auditing services and permitted nonaudit services to be performed for the Firm by the independent auditors, except as provided in this paragraph. In no event shall the independent auditors perform any nonaudit services for the Firm which are prohibited by Section 10A(g) of the Securities Exchange Act of 1934 or the rules of the Securities and Exchange Commission (the “SEC”) or the Public Firm Accounting Oversight Board. The Audit Committee shall establish general guidelines for the permissible scope and nature of any permitted nonaudit services. The guidelines pursuant to which audit and nonaudit services are to be approved, and the fees associated with all audit, audit-related, tax and nonaudit services, shall be disclosed in the Firm’s proxy statement on Schedule 14A and annual report on Form 10-K. Additionally, approvals of nonaudit services, to be performed by the independent auditors, shall be disclosed as promptly as practicable in the Firm's quarterly reports on Form 10-Q and the annual reports on Form 10-K.

C.	Internal Assurance Function

1.	Review the appointment and replacement of the Director of Internal Assurance.

2.	Review summaries of significant reports to management prepared by internal assurance and management’s responses.

3.	Periodically review with the Director of Internal Assurance the scope of activities, significant difficulties encountered in engagements, disagreements with management, or scope restrictions encountered in the course of the department’s work.

4.	Meet with the Director of Internal Assurance in executive session to discuss any matters that the Director of Internal Assurance believes should be discussed privately.

D.	Compliance Oversight

1.	The Audit Committee shall review and approve all related party transactions that the Firm would be required to disclose pursuant to Item 404 of Regulation S-K.

2.	Periodically review procedures for (i) the receipt, retention, and treatment of complaints received by the Firm regarding accounting, internal accounting controls, or auditing matters and (ii) the confidential, anonymous submission by employees of the Firm of concerns regarding questionable accounting or auditing matters.

E.	Annual Evaluation

The Audit Committee shall review and assess the adequacy of this Charter at least annually and recommend to the Board any proposed changes to this Charter.

F.	General

1.	Report regularly to the Board on the Audit Committee’s activities, as appropriate.

2.	Maintain minutes or other records of the Audit Committee’s meetings and activities.

3.	Approve the audit committee report to be included in the Firm’s proxy statement when and as required by the rules of the SEC.

4.	The Audit Committee shall be empowered to retain and determine funding for independent counsel, accountants, or others advisors to assist it in the conduct of any investigation.

APPENDIX B

KFORCE INC.

2006 STOCK INCENTIVE PLAN

1. Purposes of the Plan. The purposes of this Stock Incentive Plan are to attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentive to Employees and Consultants, and to promote the long-term success of the Firm’s business and to link participants’ directly to stockholder interests through increased stock ownership. Awards granted under the Plan may be Incentive Stock Options, Nonqualified Stock Options, Restricted Stock Awards, Performance Units, Performance Shares and Stock Appreciation Rights.

2. Definitions. As used herein, the following definitions shall apply:

(a) “Applicable Law” means the legal requirements relating to the administration of the Plan under applicable federal, state, local and foreign corporate, tax and securities laws, and the rules and requirements of any stock exchange or quotation system on which the Common Stock is listed or quoted.

(b) “Award” means an Option, Stock Appreciation Right, Restricted Stock Award, Performance Unit or Performance Share granted under the Plan.

(c) “Award Agreement” means a written agreement by which an Award is evidenced.

(d) “Board” means the Board of Directors of the Firm.

(e) “Change in Control” means the happening of any of the following:

(i) When any “person,” as such term is used in Sections 13(d) and 14(d) of the Exchange Act (other than the Firm; a Subsidiary; David L. Dunkel or his child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law (including adoptive relationships), or any trust created for his benefit during his lifetime, or any combination of the foregoing; or a Firm employee benefit plan, including any trustee of such plan acting as trustee) is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Firm representing 25 percent or more of the combined voting power of the Firm’s then outstanding securities; or

(ii) individuals who, as of the date of this Agreement, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date of this Agreement whose election, or nomination for election by shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

(iii) consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Firm (a “Business Combination”), in each case, unless, following such Business Combination, (A) all or substantially all of the Persons who were the beneficial owners, respectively, of the Firm’s outstanding Common Stock and outstanding voting securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Employer or all or substantially all of the Employer’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the Firm’s Common Stock and voting securities, as the case may be, (B) no Person (excluding any corporation resulting from such Business Combination or any Executive benefit plan (or related trust) of the Firm or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, twenty-five percent or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination and (C) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

(iv) approval by shareholders of a complete liquidation or dissolution of the Firm.

(f) “Change in Control Price” means, as determined by the Board,

(i) the highest Fair Market Value of a Share within the 60-day period immediately preceding the date of determination of the Change in Control Price by the Board (the “60-Day Period”), or

(ii) the highest price paid or offered per Share, as determined by the Board, in any bona fide transaction or bona fide offer related to the Change in Control of the Firm, at any time within the 60-Day Period, or

(iii) some lower price as the Board, in its sole and absolute discretion, determines to be a reasonable estimate of the fair market value of a Share.

(g) “Code” means the Internal Revenue Code of 1986, as amended.

(h) “Committee” means the Compensation Committee of the Board, which shall be appointed by the Board, and shall consist of members of the Board who are not Employees and who qualify as “outside directors” under Code Section 162(m).

(i) “Common Stock” means the Common Stock, $.01 par value, of the Firm.

(j) “Consultant” means any person, including an advisor, engaged by the Firm or a Parent or Subsidiary to render services and who is compensated for such services, including without limitation non-Employee Directors who are paid only a director’s fee by the Firm or who are compensated by the Firm for their services as non-Employee Directors. In addition, as used herein, “consulting relationship” shall be deemed to include service by a non-Employee Director as such.

(k) “Continuous Status as an Employee or Consultant” means that the employment or consulting relationship is not interrupted or terminated by the Firm, any Parent or Subsidiary. Continuous Status as an Employee or Consultant shall not be considered interrupted in the case of (i) any leave of absence approved in writing by the Board, an Officer, or a person designated in writing by the Board or an Officer as authorized to approve a leave of absence, including sick leave, military leave, or any other personal leave; provided, however, that for purposes of Incentive Stock Options, any such leave may not exceed 90 days, unless reemployment upon the expiration of such leave is guaranteed by contract (including certain Firm policies) or statute, or (ii) transfers between locations of the Firm or between the Firm, a Parent, a Subsidiary or successor of the Firm; or (iii) a change in the status of the Grantee from Employee to Consultant or from Consultant to Employee.

(l) “Covered Stock” means the Common Stock subject to an Award.

(m) “Date of Grant” means the date on which the Committee makes the determination granting the Award, or such other later date as is determined by the Committee. Notice of the determination shall be provided to each Grantee within a reasonable time after the Date of Grant.

(n) “Date of Termination” means the date on which a Grantee’s Continuous Status as an Employee or Consultant terminates.

(o) “Director” means a member of the Board.

(p) “Disability” means total and permanent disability as defined in Section 22(e)(3) of the Code.

(q) “Employee” means any person, including Officers and Directors, employed by the Firm or any Parent or Subsidiary of the Firm. Neither service as a Director nor payment of a director’s fee by the Firm shall be sufficient to constitute “employment” by the Firm.

(r) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(s) “Fair Market Value” means, as of any date, the value of Common Stock determined as follows:

(i) If the Common Stock is listed on any established stock exchange or a national market system, including without limitation the National Market System of the National Association of Securities Dealers, Inc. Automated Quotation (“NASDAQ”) System, the Fair Market Value of a Share of Common Stock shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such system or exchange (or the exchange with the greatest volume of trading in Common Stock) on the last market trading day prior to the day of determination, as reported in The Wall Street Journal or such other source as the Committee deems reliable;

(ii) If the Common Stock is quoted on the NASDAQ System (but not on the National Market System thereof) or is regularly quoted by a recognized securities dealer but selling prices are not reported, the Fair Market Value of a Share of Common Stock shall be the mean between the high bid and low asked prices for the Common Stock on the last market trading day prior to the day of determination, as reported in The Wall Street Journal or such other source as the Committee deems reliable;

(iii) In the absence of an established market for the Common Stock, the Fair Market Value shall be determined in good faith by the Committee.

(t) “Firm” means Kforce Inc., a Florida corporation.

(u) “Grantee” means an individual who has been granted an Award.

(v) “Incentive Stock Option” means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder.

(w) “Mature Shares” means Shares for which the holder thereof has good title, free and clear of all liens and encumbrances, and that such holder either (i) has held for at least six months or (ii) has purchased on the open market.

(x) “Nonqualified Stock Option” means an Option not intended to qualify as an Incentive Stock Option.

(y) “Officer” means a person who is an officer of the Firm within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

(z) “Option” means a stock option granted under the Plan.

(aa) “Parent” means a corporation, whether now or hereafter existing, in an unbroken chain of corporations ending with the Firm if each of the corporations other than the Firm holds at least 50 percent of the voting shares of one of the other corporations in such chain.

(bb) “Performance Period” means the time period during which the performance goals established by the Committee with respect to a Performance Unit or Performance Share, pursuant to Section 9 of the Plan, must be met.

(cc) “Performance Share” has the meaning set forth in Section 9 of the Plan.

(dd) “Performance Unit” has the meaning set forth in Section 9 of the Plan.

(ee) “Plan” means this Kforce Inc. 2006 Stock Incentive Plan.

(ff) “Restricted Stock Award” means Shares that are awarded to a Grantee pursuant to Section 8 of the Plan.

(gg) “Rule 16b-3” means Rule 16b-3 promulgated under the Exchange Act or any successor to Rule 16b-3, as in effect when discretion is being exercised with respect to the Plan.

(hh) “Share” means a share of the Common Stock, as adjusted in accordance with Section 11 of the Plan.

(ii) “Stock Appreciation Right” or “SAR” has the meaning set forth in Section 7 of the Plan.

(jj) “Subsidiary” means a corporation, domestic or foreign, of which not less than 50 percent of the voting shares are held by the Firm or a Subsidiary, whether or not such corporation now exists or is hereafter organized or acquired by the Firm or a Subsidiary.

3. Stock Subject to the Plan. Subject to the provisions of Section 11 of the Plan and except as otherwise provided in this Section 3, the maximum aggregate number of Shares that may be subject to Awards under the Plan since the Plan became effective is 3,000,000 Shares, of which no more than 2,000,000 can be granted as Performance Shares, Performance Units or Restricted Stock (“full value Awards”), provided, however, that full-value Awards may be granted in excess of 2,000,000 shares provided that such shares will count against the 1,000,000 shares reserved for Options/SARS at a 1.49:1 ratio (i.e. up to either 671,141 full value Awards or 1,000,000 Options/SARS (or some combination thereof using the above ratio) may be granted from the 1,000,000 new share reserve set aside for Option/SAR grants. The Shares may be authorized, but unissued, or reacquired Common Stock.

If an Award expires or becomes unexercisable without having been exercised in full the remaining Shares that were subject to the Award shall become available for future Awards under the Plan (unless the Plan has terminated). With respect to Options and Stock Appreciation Rights, if the payment upon exercise of an Option or SAR is in the form of Shares, the Shares subject to the Option or SAR shall be counted against the available Shares as one Share for every Share subject to the Option or SAR, regardless of the number of Shares used to settle the SAR upon exercise.

4. Administration of the Plan.

(a) Procedure.

(i) Administration by Committee. The Plan shall be administered by the Committee.

(ii) Rule 16b-3. To the extent the Committee considers it desirable for transactions relating to Awards to be eligible to qualify for an exemption under Rule 16b-3, the transactions contemplated under the Plan shall be structured to satisfy the requirements for exemption under Rule 16b-3.

(iii) Section 162(m) of the Code. To the extent the Committee considers it desirable for compensation delivered pursuant to Awards to be eligible to qualify for an exemption from the limit on tax deductibility of compensation under Section 162(m) of the Code, the transactions contemplated under the Plan shall be structured to satisfy the requirements for exemption under Section 162(m) of the Code.

(b) Powers of the Committee. Subject to the provisions of the Plan, and subject to the specific duties delegated by the Board to the Committee, the Committee shall have the authority, in its sole and absolute discretion:

(i) to determine the Fair Market Value of the Common Stock, in accordance with Section 2(t) of the Plan;

(ii) to select the Consultants and Employees to whom Awards will be granted under the Plan;

(iii) to determine whether, when, to what extent and in what types and amounts Awards are granted under the Plan;

(iv) to determine the number of shares of Common Stock to be covered by each Award granted under the Plan;

(v) to determine the forms of Award Agreements, which need not be the same for each grant or for each Grantee, for use under the Plan;

(vi) to determine the terms and conditions, not inconsistent with the terms of the Plan, of any Award granted under the Plan. Such terms and conditions, which need not be the same for each grant or for each Grantee, include, but are not limited to, the exercise price, the time or times when Options and SARs may be exercised (which may be based on performance criteria), the extent to which vesting is suspended during a leave of absence, any vesting acceleration or waiver of forfeiture restrictions, and any restriction or limitation regarding any Award or the shares of Common Stock relating thereto, based in each case on such factors as the Committee shall determine;

(vii) to construe and interpret the terms of the Plan and Awards;

(viii) to prescribe, amend and rescind rules and regulations relating to the Plan, including, without limiting the generality of the foregoing, rules and regulations relating to the operation and administration of the Plan to accommodate the specific requirements of local and foreign laws and procedures;

(ix) to modify or amend each Award (subject to Section 13 of the Plan). However, the Administrator may not modify or amend any outstanding Option or SAR to reduce the exercise price of such Option or SAR, as applicable, below the exercise price as of the Date of Grant of such Option or SAR. In addition, no Option or SAR may be granted in exchange for, or in connection with, the cancellation or surrender of an Option or SAR or other Award having a lower exercise price;

(x) to authorize any person to execute on behalf of the Firm any instrument required to effect the grant of an Award previously granted by the Committee;

(xi) to determine the terms and restrictions applicable to Awards;

(xii) to make such adjustments or modifications to Awards granted to Grantees who are Employees of foreign Subsidiaries as are advisable to fulfill the purposes of the Plan or to comply with Applicable Law;

(xiii) to delegate its duties and responsibilities under the Plan with respect to sub-plans applicable to foreign Subsidiaries, except its duties and responsibilities with respect to Employees who are also Officers or Directors subject to Section 16(b) of the Exchange Act;

(xiv) to correct any defect or supply any omission, or reconcile any inconsistency in the Plan, or in any Award Agreement, in the manner and to the extent it shall deem necessary or expedient to make the Plan fully effective; and

(xv) to make all other determinations deemed necessary or advisable for administering the Plan.

(c) Effect of Administrator’s Decision. The Committee’s decisions, determinations and interpretations shall be final and binding on all Grantees and any other holders of Awards.

5. Eligibility and General Conditions of Awards.

(a) Eligibility. Awards other than Incentive Stock Options may be granted to Employees and Consultants. Incentive Stock Options may be granted only to Employees. If otherwise eligible, an Employee or Consultant who has been granted an Award may be granted additional Awards.

(b) Maximum Term. Subject to the following provision, the term during which an Award may be outstanding shall not extend more than ten years after the Date of Grant, and shall be subject to earlier termination as specified elsewhere in the Plan or Award Agreement; provided, however, that any deferral of a cash payment or of the delivery of Shares that is permitted or required by the Committee pursuant to Section 10 of the Plan may, if so permitted or required by the Committee, extend more than ten years after the Date of Grant of the Award to which the deferral relates.

(c) Award Agreement. To the extent not set forth in the Plan, the terms and conditions of each Award, which need not be the same for each grant or for each Grantee, shall be set forth in an Award Agreement.

(d) Termination of Employment or Consulting Relationship. In the event that a Grantee’s Continuous Status as an Employee or Consultant terminates (other than upon the Grantee’s death or Disability), then, unless otherwise provided by the Award Agreement, and subject to Section 11 of the Plan:

(i) the Grantee may exercise his or her unexercised Option or SAR, but only within such period of time as is determined by the Committee, and only to the extent that the Grantee was entitled to exercise it at the Date of Termination (but in no event later than the expiration of the term of such Option or SAR as set forth in the Award Agreement). In the case of an Incentive Stock Option, the Committee shall determine such period of time (in no event to exceed three months from the Date of Termination) when the Option is granted. If, at the Date of Termination, the Grantee is not entitled to exercise his or her entire Option or SAR, the Shares covered by the unexercisable portion of the Option or SAR shall revert to the Plan. If, after the Date of Termination, the Grantee does not exercise his or her Option or SAR within the time specified by the Committee, the Option or SAR shall terminate, and the Shares covered by such Option or SAR shall revert to the Plan;

(ii) the Grantee’s Restricted Stock Awards, to the extent forfeitable immediately before the Date of Termination, shall thereupon automatically be forfeited;

(iii) the Grantee’s Restricted Stock Awards that were not forfeitable immediately before the Date of Termination shall promptly be settled by delivery to the Grantee of a number of unrestricted Shares equal to the aggregate number of the Grantee’s vested Restricted Stock Awards; and

(iv) any Performance Shares or Performance Units with respect to which the Performance Period has not ended as of the Date of Termination shall terminate immediately upon the Date of Termination.

(e) Disability of Grantee. In the event that a Grantee’s Continuous Status as an Employee or Consultant terminates as a result of the Grantee’s Disability, then, unless otherwise provided by the Award Agreement:

(i) the Grantee may exercise his or her unexercised Option or SAR at any time within 90 days from the Date of Termination, but only to the extent that the Grantee was entitled to exercise the Option or SAR at the Date of Termination (but in no event later than the expiration of the term of the Option or SAR as set forth in the Award Agreement). If, at the Date of Termination, the Grantee is not entitled to exercise his or her entire Option or SAR, the Shares covered by the unexercisable portion of the Option or SAR shall revert to the Plan. If, after the Date of Termination, the Grantee does not exercise his or her Option or SAR within the time specified herein, the Option or SAR shall terminate, and the Shares covered by such Option or SAR shall revert to the Plan.

(ii) the Grantee’s Restricted Stock Awards, to the extent forfeitable immediately before the Date of Termination, shall thereupon automatically be forfeited;

(iii) the Grantee’s Restricted Stock Awards that were not forfeitable immediately before the Date of Termination shall promptly be settled by delivery to the Grantee of a number of unrestricted Shares equal to the aggregate number of the Grantee’s vested Restricted Stock Awards; and

(iv) any Performance Shares or Performance Units with respect to which the Performance Period has not ended as of the Date of Termination shall terminate immediately upon the Date of Termination.

(f) Death of Grantee. In the event of the death of an Grantee, then, unless otherwise provided by the Award Agreement,

(i) the Grantee’s unexercised Option or SAR may be exercised at any time within 90 days following the date of death (but in no event later than the expiration of the term of such Option or SAR as set forth in the Award Agreement), by the Grantee’s estate or by a person who acquired the right to exercise the Option or SAR by bequest or inheritance, but only to the extent that the Grantee was entitled to exercise the Option or SAR at the date of death. If, at the time of death, the Grantee was not entitled to exercise his or her entire Option or SAR, the Shares covered by the unexercisable portion of the Option or SAR shall immediately revert to the Plan. If, after death, the Grantee’s estate or a person who acquired the right to exercise the Option or SAR by bequest or inheritance does not exercise the Option or SAR within the time specified herein, the Option or SAR shall terminate, and the Shares covered by such Option or SAR shall revert to the Plan.

(ii) the Grantee’s Restricted Stock Awards, to the extent forfeitable immediately before the date of death, shall thereupon automatically be forfeited;

(iii) the Grantee’s Restricted Stock Awards that were not forfeitable immediately before the date of death shall promptly be settled by delivery to the Grantee’s estate or a person who acquired the right to hold the Stock Grant by bequest or inheritance, of a number of unrestricted Shares equal to the aggregate number of the Grantee’s vested Restricted Stock Awards; and

(iv) any Performance Shares or Performance Units with respect to which the Performance Period has not ended as of the date of death shall terminate immediately upon the date of death.

(g) Nontransferability of Awards.

(i) Except as provided in Section 5(g)(iii) below, each Award, and each right under any Award, shall be exercisable only by the Grantee during the Grantee’s lifetime, or, if permissible under Applicable Law, by the Grantee’s guardian or legal representative.

(ii) Except as provided in Section 5(g)(iii) below, no Award (prior to the time, if applicable, Shares are issued in respect of such Award), and no right under any Award, may be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by a Grantee otherwise than by will or by the laws of descent and distribution (or in the case of Restricted Stock Awards, to the Firm) and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance shall be void and unenforceable against the Firm or any Subsidiary; provided, that the designation of a beneficiary shall not constitute an assignment, alienation, pledge, attachment, sale, transfer or encumbrance.

(iii) To the extent and in the manner permitted by Applicable Law, and to the extent and in the manner permitted by the Committee, and subject to such terms and conditions as may be prescribed by the Committee, a Grantee may transfer an Award to:

(A) a child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law of the Grantee (including adoptive relationships);

(B) any person sharing the employee’s household (other than a tenant or employee);

(C) a trust in which persons described in (A) and (B) have more than 50 percent of the beneficial interest;

(D) a foundation in which persons described in (A) or (B) or the Grantee control the management of assets; or

(E) any other entity in which the persons described in (A) or (B) or the Grantee own more than 50 percent of the voting interests;

provided such transfer is not for value. The following shall not be considered transfers for value: a transfer under a domestic relations order in settlement of marital property rights, and a transfer to an entity in which more than 50 percent of the voting interests are owned by persons described in (A) above or the Grantee, in exchange for an interest in such entity.

6. Stock Options.

(a) Limitations.

(i) Each Option shall be designated in the Award Agreement as either an Incentive Stock Option or a Nonqualified Stock Option. Any Option designated as an Incentive Stock Option:

(A) shall not have an aggregate Fair Market Value (determined for each Incentive Stock Option at the Date of Grant) of Shares with respect to which Incentive Stock Options are exercisable for the first time by the Grantee during any calendar year (under the Plan and any other employee stock option plan of the Firm or any Parent or Subsidiary (“Other Plans”)), determined in accordance with the provisions of Section 422 of the Code, that exceeds $100,000 (the “$100,000 Limit”);

(B) shall, if the aggregate Fair Market Value of Shares (determined on the Date of Grant) with respect to the portion of such grant that is exercisable for the first time during any calendar year (“Current Grant”) and all Incentive Stock Options previously granted under the Plan and any Other Plans that are exercisable for the first time during a calendar year (“Prior Grants”) would exceed the $100,000 Limit, be exercisable as follows:

(1) The portion of the Current Grant that would, when added to any Prior Grants, be exercisable with respect to Shares that would have an aggregate Fair Market Value (determined as of the respective Date of Grant for such Options) in excess of the $100,000 Limit shall, notwithstanding the terms of the Current Grant, be exercisable for the first time by the Grantee in the first subsequent calendar year or years in which it could be exercisable for the first time by the Grantee when added to all Prior Grants without exceeding the $100,000 Limit; and

(2) If, viewed as of the date of the Current Grant, any portion of a Current Grant could not be exercised under the preceding provisions of this Section 6(a)(i)(B) during any calendar year commencing with the calendar year in which it is first exercisable through and including the last calendar year in which it may by its terms be exercised, such portion of the Current Grant shall not be an Incentive Stock Option, but shall be exercisable as a separate Option at such date or dates as are provided in the Current Grant.

(ii) No Employee shall be granted, in any fiscal year of the Firm, Options to purchase more than 400,000 Shares. The limitation described in this Section 6(a)(ii) shall be adjusted proportionately in connection with any change in the Firm’s capitalization as described in Section 11 of the Plan. If an Option is canceled in the same fiscal year of the Firm in which it was granted (other than in connection with a transaction described in Section 11 of the Plan), the canceled Option will be counted against the limitation described in this Section 6(a)(ii).

(b) Term of Option. The term of each Option shall be stated in the Award Agreement; provided, however, that the term shall be 10 years from the date of grant or such shorter term as may be provided in the Award Agreement. Moreover, in the case of an Incentive Stock Option granted to a Grantee who, at the time the Incentive Stock Option is granted, owns stock representing more than 10 percent of the voting power of all classes of stock of the Firm or any Parent or Subsidiary, the term of the Incentive Stock Option shall be five years from the date of grant or such shorter term as may be provided in the Award Agreement.

(c) Option Exercise Price and Consideration.

(i) Exercise Price. The per share exercise price for the Shares to be issued pursuant to exercise of an Option shall be determined by the Committee and, except as otherwise provided in this Section 6(c)(i), shall be no less than 100 percent of the Fair Market Value per Share on the Date of Grant.

(A) In the case of an Incentive Stock Option granted to an Employee who on the Date of Grant owns stock representing more than 10 percent of the voting power of all classes of stock of the Firm or any Parent or Subsidiary, the per Share exercise price shall be no less than 110 percent of the Fair Market Value per Share on the Date of Grant.

(B) Any Option that is (1) granted to a Grantee in connection with the acquisition (“Acquisition”), however effected, by the Firm of another corporation or entity (“Acquired Entity”) or the assets thereof, (2) associated with an option to purchase shares of stock or other equity interest of the Acquired Entity or an affiliate thereof (“Acquired Entity Option”) held by such Grantee immediately prior to such Acquisition, and (3) intended to preserve for the Grantee the economic value of all or a portion of such Acquired Entity Option, may be granted with such exercise price as the Committee determines to be necessary to achieve such preservation of economic value.

(d) Waiting Period and Exercise Dates. At the time an Option is granted, the Committee shall fix the period within which the Option may be exercised and shall determine any conditions that must be satisfied before the Option may be exercised. An Option shall be exercisable only to the extent that it is vested according to the terms of the Award Agreement.

(e) Form of Consideration. The Committee shall determine the acceptable form of consideration for exercising an Option, including the method of payment. In the case of an Incentive Stock Option, the Committee shall determine the acceptable form of consideration at the time of grant. The acceptable form of consideration may consist of any combination of cash, personal check, wire transfer or, subject to the approval of the Committee:

(i) Mature Shares;

(ii) pursuant to procedures approved by the Committee, (A) through the sale of the Shares acquired on exercise of the Option through a broker-dealer to whom the Grantee has submitted an irrevocable notice of exercise and irrevocable instructions to deliver promptly to the Firm the amount of sale or loan proceeds sufficient to pay the exercise price, together with, if requested by the Firm, the amount of federal, state, local or foreign withholding taxes payable by the Grantee by reason of such exercise, or (B) through simultaneous sale through a broker of Shares acquired upon exercise; or

(iii) such other consideration and method of payment for the issuance of Shares to the extent permitted by Applicable Law.

(f) Exercise of Option.

(i) Procedure for Exercise; Rights as a Shareholder.

(A) Any Option granted hereunder shall be exercisable according to the terms of the Plan and at such times and under such conditions as determined by the Committee and set forth in the Award Agreement.

(B) An Option may not be exercised for a fraction of a Share.

(C) An Option shall be deemed exercised when the Firm receives:

(1) written notice of exercise (in accordance with the Award Agreement) from the person entitled to exercise the Option.

(2) Shares issued upon exercise of an Option shall be issued in the name of the Grantee or, if requested by the Grantee, in the name of the Grantee and his or her spouse. Until the stock certificate evidencing such Shares is issued (as evidenced by the appropriate entry on the books of the Firm or of a duly authorized transfer agent of the Firm), no right to vote or receive dividends or any other rights as a shareholder shall exist with respect to the Optioned Stock, notwithstanding the exercise of the Option. The Firm shall issue (or cause to be issued) such stock certificate promptly after the Option is exercised. No adjustment will be made for a dividend or other right for which the record date is prior to the date the stock certificate is issued, except as provided in Section 11 of the Plan.

(3) Exercising an Option in any manner shall decrease the number of Shares thereafter available, both for purposes of the Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.

7. Stock Appreciation Rights.

(a) Grant of SARs. Subject to the terms and conditions of the Plan, the Committee may grant SARs in tandem with an Option or alone and unrelated to an Option. Tandem SARs shall expire no later than the expiration of the underlying Option. In no event shall the term of a SAR exceed ten years from the Date of Grant.

(b) Exercise of SARs. SARs shall be exercised by the delivery of a written notice of exercise to the Firm, setting forth the number of Shares over which the SAR is to be exercised. Tandem SARs may be exercised:

(i) with respect to all or part of the Shares subject to the related Option upon the surrender of the right to exercise the equivalent portion of the related Option;

(ii) only with respect to the Shares for which its related Option is then exercisable; and

(iii) only when the Fair Market Value of the Shares subject to the Option exceeds the exercise price of the Option.

The value of the payment with respect to the tandem SAR may be no more than 100 percent of the difference between the exercise price of the underlying Option and the Fair Market Value of the Shares subject to the underlying Option at the time the tandem SAR is exercised.

(c) Payment of SAR Benefit. Upon exercise of a SAR, the Grantee shall be entitled to receive payment from the Firm in an amount determined by multiplying:

(i) the excess of the Fair Market Value of a Share on the date of exercise over the SAR exercise price; by

(ii) the number of Shares with respect to which the SAR is exercised;

provided, that the Committee may provide in the Award Agreement that the benefit payable on exercise of a SAR shall not exceed such percentage of the Fair Market Value of a Share on the Date of Grant, or any other limitation, as the Committee shall specify. The payment upon exercise of a SAR shall be in Shares that have an aggregate Fair Market Value (as of the date of exercise of the SAR) equal to the amount of the payment.

(d) No Employee shall be granted, in any fiscal year, SARs with respect to more than 400,000 Shares. The limitation described in this Section 7(d) shall be adjusted proportionately in connection with any change in the Firm’s capitalization as described in Section 11 of the Plan. If a SAR is canceled in the same fiscal year of the Firm in which it was granted (other than in connection with a transaction described in Section 11 of the Plan), the canceled SAR will be counted against the limitation described in this Section 7(d).

8. Restricted Stock Awards. Subject to the terms of the Plan, the Committee may grant Restricted Stock Awards to any Employee or Consultant, in such amount and upon such terms and conditions as shall be determined by the Committee.

(a) Administrator Action. The Committee acting in its sole and absolute discretion shall have the right to grant Restricted Stock to Employees and Consultants under the Plan from time to time. Each Restricted Stock Award shall be evidenced by a Restricted Stock Agreement, and each Restricted Stock Agreement shall set forth the conditions, if any, which will need to be timely satisfied before the grant will be effective and the conditions, if any, under which the Grantee’s interest in the related Stock will be forfeited. The Committee may make grants of Performance-Based Restricted Stock and grants of Restricted Stock that is not Performance-Based Restricted Stock.

(b) Performance-Based Restricted Stock.

(i) Effective Date. A grant of Performance-Based Restricted Stock shall be effective as of the date the Committee certifies that the applicable conditions described in Section 8(b)(iii) of the Plan have been timely satisfied.

(ii) Share Limitation. No more than 400,000 shares of Performance-Based Restricted Stock may be granted to an Employee or Consultant in any calendar year.

(iii) Grant Conditions. The Committee, acting in its sole and absolute discretion, may select from time to time Employees and Consultants to receive grants of Performance-Based Restricted Stock in such amounts as the Committee may, in its sole and absolute discretion, determine, subject to any limitations provided in the Plan. The Committee shall make each grant subject to the attainment of certain performance targets. The Committee shall determine the performance targets which will be applied with respect to each grant of Performance-Based Restricted Stock at the time of grant, but in no event later than 90 days after the commencement of the period of service to which the performance targets relate. The performance criteria applicable to Performance-Based Restricted Stock grants will be one or more of the following criteria:

•	common stock price;

•	average annual growth in earnings per share;

•	increase in shareholder value or shareholder return;

•	earnings per share;

•	net income, net income margin or net income growth;

•	return on assets;

•	return on shareholders’ equity;

•	return on capital employed (ROCE);

•	return on invested capital (ROIC);

•	cash flow, cash flow margins or cash flow growth;

•	operating profit, operating margins or operating profit growth;

•	revenue growth of Kforce;

•	operating expenses;

•	gross profit, gross profit percentage or gross profit growth;

•	working capital;

•	revenue levels;

•	selling, general & administrative expense levels;

•	debt or debt-to-equity;

•	accounts receivable write-offs;

•	cash levels; or

•	liquidity.

The related Restricted Stock Agreement shall set forth the applicable performance criteria and the deadline for satisfying the performance criteria.

(iv) Forfeiture Conditions. The Committee may make each Performance-Based Restricted Stock grant (if, when and to the extent that the grant becomes effective) subject to one, or more than one, objective employment, performance or other forfeiture condition which the Committee acting in its sole and absolute discretion deems appropriate under the circumstances for Employees or Consultants generally or for a Grantee in particular, and the related Restricted Stock Agreement shall set forth each such condition and the deadline for satisfying each such forfeiture condition. A Grantee’s nonforfeitable interest in the Shares related to a Performance-Based Restricted Stock grant shall depend on the extent to which each such condition is timely satisfied. A Stock certificate shall be issued (subject to the conditions, if any, described in this Section 8(b)) to, or for the benefit of, the Grantee with respect to the number of shares for which a grant has become effective as soon as practicable after the date the grant becomes effective.

(c) Restricted Stock Other Than Performance-Based Restricted Stock.

(i) Effective Date. A Restricted Stock grant which is not a grant of Performance-Based Restricted Stock shall be effective (a) as of the date set by the Committee when the grant is made or, if the grant is made subject to one, or more than one, condition, (b) as of the date the Committee determines that such conditions have been timely satisfied.

(ii) Grant Conditions. The Committee acting in its sole and absolute discretion may make the grant of Restricted Stock which is not Performance-Based Restricted Stock to a Grantee subject to the satisfaction of one, or more than one, objective employment, performance or other grant condition which the Committee deems appropriate under the circumstances for Employees or Consultants generally or for a Grantee in particular, and the related Restricted Stock Agreement shall set forth each such condition and the deadline for satisfying each such grant condition.

(iii) Forfeiture Conditions. The Committee may make each grant of Restricted Stock which is not a grant of Performance-Based Restricted Stock (if, when and to the extent that the grant becomes effective) subject to one, or more than one, objective employment, performance or other forfeiture condition which the Committee acting in its sole and absolute discretion deems appropriate under the circumstances for Employees or Consultants generally or for a Grantee in particular, and the related Restricted Stock Agreement shall set forth each such condition and the deadline for satisfying each such forfeiture condition. A Grantee’s nonforfeitable interest in the Shares related to a grant of Restricted Stock which is not a grant of Performance-Based Restricted Stock shall depend on the extent to which each such condition is timely satisfied. A Stock certificate shall be issued (subject to the conditions, if any, described in this Section 8(c)) to, or for the benefit of, the Grantee with respect to the number of shares for which a grant has become effective as soon as practicable after the date the grant becomes effective.

(d) Dividends and Voting Rights. Each Restricted Stock Agreement shall state whether the Grantee shall have a right to receive any cash dividends which are paid with respect to his or her Restricted Stock after the date his or her Restricted Stock grant has become effective and before the first day that the Grantee’s interest in such stock is forfeited completely or becomes completely nonforfeitable. If a Restricted Stock Agreement provides that a Grantee has no right to receive a cash dividend when paid, such agreement shall set forth the conditions, if any, under which the Grantee will be eligible to receive one, or more than one, payment in the future to compensate the Grantee for the fact that he or she had no right to receive any cash dividends on his or her Restricted Stock when such dividends were paid. If a Restricted Stock Agreement calls for any such payments to be made, the Firm shall make such payments from the Firm’s general assets, and the Grantee shall be no more than a general and unsecured creditor of the Firm with respect to such payments. If a stock dividend is declared on such a Share after the grant is effective but before the Grantee’s interest in such Stock has been forfeited or has become nonforfeitable, such stock dividend shall be treated as part of the grant of the related Restricted Stock, and a Grantee’s interest in such stock dividend shall be forfeited or shall become nonforfeitable at the same time as the Share with respect to which the stock dividend was paid is forfeited or becomes nonforfeitable. If a dividend is paid other than in cash or stock, the disposition of such dividend shall be made in accordance with such rules as the Committee shall adopt with respect to each such dividend. A Grantee shall have the right to vote the Shares related to his or her Restricted Stock grant after the grant is effective with respect to such Shares but before his or her interest in such Shares has been forfeited or has become nonforfeitable.

(e) Satisfaction of Forfeiture Conditions. A Share shall cease to be Restricted Stock at such time as a Grantee’s interest in such Share becomes nonforfeitable under the Plan, and the certificate representing such share shall be reissued as soon as practicable thereafter without any further restrictions related to Section 8(b) or Section 8(c) and shall be transferred to the Grantee.

9. Performance Units and Performance Shares.

(a) Grant of Performance Units and Performance Shares. Subject to the terms of the Plan, the Committee may grant Performance Units or Performance Shares to any Employee or Consultant in such amounts and upon such terms as the Committee shall determine.

(b) Value/Performance Goals. Each Performance Unit shall have an initial value that is established by the Committee on the Date of Grant. Each Performance Share shall have an initial value equal to the Fair Market Value of a Share on the Date of Grant. The Committee shall set performance goals that, depending upon the extent to which they are met, will determine the number or value of Performance Units or Performance Shares that will be paid to the Grantee.

(c) Payment of Performance Units and Performance Shares.

(i) Subject to the terms of the Plan, after the applicable Performance Period has ended, the holder of Performance Units or Performance Shares shall be entitled to receive a payment based on the number and value of Performance Units or Performance Shares earned by the Grantee over the Performance Period, determined as a function of the extent to which the corresponding performance goals have been achieved.

(ii) If a Grantee is promoted, demoted or transferred to a different business unit of the Firm during a Performance Period, then, to the extent the Committee determines appropriate, the Committee may adjust, change or eliminate the performance goals or the applicable Performance Period as it deems appropriate in order to make them appropriate and comparable to the initial performance goals or Performance Period.

(d) Form and Timing of Payment of Performance Units and Performance Shares. Payment of earned Performance Units or Performance Shares shall be made in a lump sum following the close of the applicable Performance Period. The Committee may pay earned Performance Units or Performance Shares in cash or in Shares (or in a combination thereof) that have an aggregate Fair Market Value equal to the value of the earned Performance Units or Performance Shares at the close of the applicable Performance Period. Such Shares may be granted subject to any restrictions deemed appropriate by the Committee. The form of payout of such Awards shall be set forth in the Award Agreement pertaining to the grant of the Award.

10. Tax Withholding. The Firm shall deduct from all cash distributions under the Plan any taxes required to be withheld by federal, state, local or foreign government. Whenever the Firm proposes or is required to issue or transfer Shares under the Plan, the Firm shall have the right to require the recipient to remit to the Firm an amount sufficient to satisfy any federal, state, local and foreign withholding tax requirements prior to the delivery of any certificate or certificates for such shares. A Grantee may pay the withholding tax in cash, or, if the applicable Award Agreement provides, a Grantee may elect to have the number of Shares he is to receive reduced by the smallest number of whole Shares that, when multiplied by the Fair Market Value of the Shares determined as of the Tax Date (defined below), is sufficient to satisfy federal, state, local and foreign, if any, withholding taxes arising from exercise or payment of a grant under the Plan (a “Withholding Election”). A Grantee may make a Withholding Election only if the Withholding Election is made on or prior to the date on which the amount of tax required to be withheld is determined (the “Tax Date”) by executing and delivering to the Firm a properly completed notice of Withholding Election as prescribed by the Committee. The Committee may in its sole and absolute discretion disapprove and give no effect to the Withholding Election.

11. Adjustments Upon Changes in Capitalization or Change of Control.

(a) Changes in Capitalization. Subject to any required action by the shareholders of the Firm, the number of Covered Shares, and the number of shares of Common Stock which have been authorized for issuance under the Plan but as to which no Awards have yet been granted or which have been returned to the Plan upon cancellation or expiration of an Award, as well as the price per share of Covered Stock, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of issued shares of Common Stock effected without receipt of consideration by the Firm; provided, however, that conversion of any convertible securities of the Firm shall not be deemed to have been “effected without receipt of consideration.” Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Firm of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Covered Stock.

(b) Change in Control. In the event of a Change in Control, then the following provisions shall apply:

(i) Vesting. The Board may, in the exercise of its sole and absolute discretion, accelerate the vesting and nonforfeitability of any Award that is outstanding on the date such Change in Control is determined to have occurred and that is not yet fully vested and nonforfeitable on such date.

(ii) Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Firm, to the extent that an Award is outstanding, it will terminate immediately prior to the consummation of such proposed action. The Board may, in the exercise of its sole and absolute discretion in such instances, declare that any Option or SAR shall terminate as of a date fixed by the Board and give each Grantee the right to exercise his or her Option or SAR as to all or any part of the Covered Stock, including Shares as to which the Option or SAR would not otherwise be exercisable.

(iii) Merger or Asset Sale. Except as otherwise determined by the Board, in its sole and absolute discretion, prior to the occurrence of a merger of the Firm with or into another corporation, or the sale of substantially all of the assets of the Firm, in the event of such a merger or sale each outstanding Option or SAR shall be assumed or an equivalent option or right shall be substituted by the successor corporation or a Parent or Subsidiary of the successor corporation. In the event that the successor corporation or a Parent or Subsidiary of the successor corporation does not agree to assume the Option or SAR or to substitute an equivalent option or right, the Board may, in the exercise of its sole and absolute discretion and in lieu of such assumption or substitution, provide for the Grantee to have the right to exercise the Option or SAR as to all or a portion of the Covered Stock, including Shares as to which it would not otherwise be exercisable. If the Board makes an Option or SAR exercisable in lieu of assumption or substitution in the event of a merger or sale of assets, the Committee shall notify the Grantee that the Option or SAR shall be fully exercisable for a period of 30 days from the date of such notice, and the Option or SAR will terminate upon the expiration of such period. For the purposes of this paragraph, the Option or SAR shall be considered assumed if, following the merger or sale of assets, the option or right confers the right to purchase, for each Share of Covered Stock subject to the Option or SAR immediately prior to the merger or sale of assets, the consideration (whether stock, cash, or other securities or property) received in the merger or sale of assets by holders of Common Stock for each Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the merger or sale of assets was not solely common stock of the successor corporation or its Parent, the Board may, with the consent of the successor corporation and the participant, provide for the consideration to be received upon the exercise of the Option or SAR, for each Share subject to the Option or SAR, to be solely common stock of the successor corporation or its Parent equal in Fair Market Value to the per Share consideration received by holders of Common Stock in the merger or sale of assets.

(iv) Except as otherwise determined by the Board, in its sole and absolute discretion, prior to the occurrence of a Change in Control other than the dissolution or liquidation of the Firm, a merger of the Firm with or into another corporation, or the sale of substantially all of the assets of the Firm, in the event of such a Change in Control, all outstanding Options and SARs, to the extent they are exercisable and vested, shall be terminated in exchange for a cash payment equal to the Change in Control Price (reduced by the exercise price applicable to such Options or SARs). These cash proceeds shall be paid to the Grantee or, in the event of death of a Grantee prior to payment, to the estate of the Grantee or to a person who acquired the right to exercise the Option or SAR by bequest or inheritance.

12. Term of Plan. The Plan shall become effective upon its approval by the shareholders of the Firm. Such shareholder approval shall be obtained in the manner and to the degree required under applicable federal and state law. The Plan shall continue in effect until April 28, 2016, unless terminated earlier under Section 13 of the Plan.

13. Amendment and Termination of the Plan.

(a) Amendment and Termination. The Board may at any time amend, alter, suspend or terminate the Plan.

(b) Shareholder Approval. The Firm shall obtain shareholder approval of any Plan amendment to the extent necessary and desirable to comply with Rule 16b-3 or with Section 422 or Section 162(m) of the Code (or any successor rule or statute) or other Applicable Law. Such shareholder approval, if required, shall be obtained in such a manner and to such a degree as is required by the Applicable Law.

(c) Effect of Amendment or Termination. No amendment, alteration, suspension or termination of the Plan shall impair the rights of any Grantee, unless mutually agreed otherwise between the Grantee and the Committee, which agreement must be in writing and signed by the Grantee and the Firm.

14. Conditions Upon Issuance of Shares.

(a) Legal Compliance. Shares shall not be issued pursuant to an Award unless the exercise, if applicable, of such Award and the issuance and delivery of such Shares shall comply with all relevant provisions of law, including, without limitation, the Securities Act of 1933, as amended, the Exchange Act, the rules and regulations promulgated thereunder, Applicable Law, and the requirements of any stock exchange or quotation system upon which the Shares may then be listed or quoted, and shall be further subject to the approval of counsel for the Firm with respect to such compliance.

(b) Investment Representations. As a condition to the exercise of an Award, the Firm may require the person exercising such Award to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Firm, such a representation is required.

15. Liability of Firm.

(a) Inability to Obtain Authority. The inability of the Firm to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Firm’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Firm of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

(b) Grants Exceeding Allotted Shares. If the Covered Stock covered by an Award exceeds, as of the date of grant, the number of Shares that may be issued under the Plan without additional shareholder approval, such Award shall be void with respect to such excess Covered Stock, unless shareholder approval of an amendment sufficiently increasing the number of Shares subject to the Plan is timely obtained in accordance with Section 13 of the Plan.

16. Reservation of Shares. The Firm, during the term of the Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.

17. Rights of Employees and Consultants. Neither the Plan nor any Award shall confer upon a Grantee any right with respect to continuing the Grantee’s employment or consulting relationship with the Firm, nor shall they interfere in any way with the Grantee’s right or the Firm’s right to terminate such employment or consulting relationship at any time, with or without cause.

18. Sub-plans for Foreign Subsidiaries. The Board may adopt sub-plans applicable to particular foreign Subsidiaries. All Awards granted under such sub-plans shall be treated as grants under the Plan. The rules of such sub-plans may take precedence over other provisions of the Plan, with the exception of Section 3, but unless otherwise superseded by the terms of such sub-plan, the provisions of the Plan shall govern the operation of such sub-plan.

19. Construction. The Plan shall be construed under the laws of the State of Florida, to the extent not preempted by federal law, without reference to the principles of conflict of laws.

20. Certain Limitations on Awards to Ensure Compliance with Code Section 409A. For purposes of this Plan, references to an award term or event (including any authority or right of the Firm or a Grantee) being “permitted” under Code Section 409A mean, for a 409A Award (meaning an Award that constitutes a deferral of compensation under Code Section 409A and regulations thereunder), that the term or event will not cause the Grantee to be liable for payment of interest or a tax penalty under Code Section 409A and, for a Non-409A Award (meaning all Awards other than 409A Awards), that the term or event will not cause the Award to be treated as subject to Code Section 409A. Other provisions of the Plan notwithstanding, the terms of any 409A Award and any Non-409A Award, including any authority of the Firm and rights of the Grantee with respect to the Award, shall be limited to those terms permitted under Code Section 409A, and any terms not permitted under Code Section 409A shall be automatically modified and limited to the extent necessary to conform with Code Section 409A. For this purpose, other provisions of the Plan notwithstanding, the Firm shall have no authority to accelerate distributions relating to 409A Awards in excess of the authority permitted under Code Section 409A, and any distribution subject to Code Section 409A(a)(2)(A)(i) (separation from service) to a “key employee” as defined under Code Section 409A(a)(2)(B)(i), shall not occur earlier than the earliest time permitted under Code Section 409A(a)(2)(B)(i).

APPENDIX C

KFORCE EMPLOYEE STOCK PURCHASE PLAN

AMENDED AND RESTATED

as of January 1, 2006

1.	Purpose. The purpose of the Plan is to provide employees of Kforce Inc. and its Subsidiaries with an opportunity to purchase Common Stock of the Firm through accumulated payroll deductions. It is the intention of the Firm that the Plan qualify as an “employee stock purchase plan” under Section 423 of the Internal Revenue Code of 1986, as amended (the “Code”). The provisions of the Plan shall be construed so as to extend and limit participation in a manner consistent with the requirements of Section 423 of the Code.

2.	Definitions.

(a)	“Board” shall mean the Board of Directors of the Firm.

(b)	“Common Stock” shall mean the common stock of the Firm, par value $.01 per share.

(c)	“Compensation” shall mean all compensation paid or payable in the Offering Period in question in cash or in kind by the Firm by reason of services performed by an Employee during any period which is included in the Employee’s federal gross income for federal income tax purposes for the Offering Period, excluding amounts realized from the exercise of a non-qualified stock option or the sale, exchange or other disposition of an incentive stock option, plus any salary reduction contributions to any plan which are not includable in the Employee’s gross income under Section 401(k) or Section 125 of the Code.

(d)	“Employee” shall mean any individual who is an employee of the Firm or a Subsidiary for federal income tax withholding purposes. For purposes of the Plan, the employment relationship shall be treated as continuing intact while the individual is on sick leave or other leave of absence approved by the Firm. Where the period of sick leave exceeds 180 days and the individual’s right to re-employment is not guaranteed either by statute or by contract, the employment relationship shall be deemed to have terminated on the 181st day of such leave.

(e)	“Enrollment Date” shall mean the first day of each Offering Period.

(f)	“Exercise Date” shall mean the last day of each Offering Period.

(g)	“Fair Market Value” shall mean the value of the Common Stock. If the Common Stock is listed on any established stock exchange or a national market system, including without limitation the National Market System of the National Association of Securities Dealers, Inc. Automated Quotation System (“Nasdaq”), the Fair Market Value of a share of Common Stock shall be the closing sales price for a share of Common Stock (or the closing bid, if no sales were reported), as quoted on such system or exchange (or the exchange with the greater volume of trading in Common Stock) on the day of such determination as reported in the Wall Street Journal or such other source as the Board deems reliable. In the absence of an established market for the Common Stock, the Fair Market Value of a share of Common Stock shall be determined in good faith by the Board.

(h)	“Firm” shall mean Kforce Inc.

(i)	“Offering Period” shall mean a period of approximately three (3) months, (i) commencing on the first Trading Day on or after January 1 and terminating on the last Trading Day occurring in the period ending the following March 31, (ii) commencing on the first Trading Day on or after April 1 and terminating on the last Trading Day occurring in the period ending with the following June 30, (iii) commencing on the first Trading Day on or after July 1 and terminating on the last Trading Day occurring in the period ending with the following September 30, or (iv) commencing on the first Trading Day on or after October 1 and terminating on the last Trading Day occurring in the period ending with the following December 31. The duration of Offering Periods may be changed pursuant to Section 4 of the Plan.

(j)	“Plan” shall mean Kforce Employee Stock Purchase Plan, as set forth herein and as amended from time to time.

(k)	“Purchase Price” shall mean an amount equal to ninety-five percent (95%) of the Fair Market Value of a share of Common Stock on the Exercise Date.

(l)	“Reserves” shall mean the number of shares of Common Stock covered by each option under the Plan that have not yet been exercised and the number of shares of Common Stock that have been authorized for issuance under the Plan but not yet placed under option.

(m)	“Subsidiary” shall mean a corporation, domestic or foreign, of which not less than fifty (50) percent of the voting shares are held by the Firm or a Subsidiary, whether or not such corporation now exists or is hereafter organized or acquired by the Firm or a Subsidiary.

(n)	“Trading Day” shall mean a day on which national stock exchanges and Nasdaq are open for trading.

3.	Eligibility.

(a)	Initial Eligibility. Any Employee who shall be employed by the Firm or a Subsidiary on the date his or her participation in the Plan is to become effective shall be eligible to participate in offerings under the Plan that commence on or after such Employee becomes a participant in the Plan.

(b)	Restrictions on Participation. Notwithstanding any provisions of the Plan to the contrary, no Employee shall be granted an option under the Plan:

(i)	if, immediately after the grant, such Employee (or any other person whose stock would be attributed to such Employee pursuant to Section 424(d) of the Code) would own capital stock of the Firm, and/or hold outstanding options to purchase such stock, possessing five percent (5%) or more of the total combined voting power or value of all classes of the capital stock of the Firm or of any Subsidiary; or

(ii)	that permits his or her rights to purchase stock under all employee stock purchase plans of the Firm and its subsidiaries to accrue at a rate that exceeds twenty-five thousand dollars ($25,000) in fair market value of stock (determined at the time such option is granted) for each calendar year in which such option is outstanding.

(c)	Commencement of Participation. An eligible Employee may become a participant by completing an authorization for payroll deduction on the form provided by the Firm and submitting that form to the third party administrator on or before the date set therefore by the Board, which date shall be prior to the Enrollment Date for the Offering Period. Payroll deductions for a participant shall commence on the applicable Enrollment Date when his authorization for a payroll deduction becomes effective and shall end on the Exercise Date of the Offering Period to which such authorization is applicable unless sooner terminated by the participant as provided in Section 8(a) of the Plan.

4.	Offering Periods. The Plan shall be implemented by consecutive three (3) month Offering Periods. The Board shall have the power to change the duration of Offering Periods (including the commencement dates thereof) with respect to future Offering Periods if such change is announced at least five (5) days prior to the scheduled beginning of the first Offering Period to be affected thereafter.

5.	Payroll Deductions.

(a)	Amount of Deduction. At the time a participant files his or her subscription agreement, he or she shall elect to have payroll deductions made on each pay day during the time he is a participant in an Offering Period in an amount equal to any whole percentage of the Compensation that he or she receives on each pay day during the Offering Period. A participant may elect up to 10%.

(b)	Participant’s Account. All payroll deductions made for a participant shall be credited to his or her account under the Plan. A participant may not make any additional payments into his or her account.

(c)	Changes in Payroll Deduction. Changes to payroll deductions can be made by the participant in accordance to the below restrictions. Changes are to be made by completing a new subscription agreement and submitting it to the third party administrator. Changes shall be made by the Firm the next payroll period following the receipt of such change notice from the administrator or as soon as administratively feasible. A participant’s contribution election shall remain in effect for successive Offering Periods unless changed by the participant as indicated below or unless terminated as provided in Section 8 hereof.

1)	Increase Contributions. A participant may only increase the amount they are contributing during the enrollment period specified which is at the start of any three-month Offering Period. The change in rate will become effective with the first payroll of the new Offering Period.

2)	Decrease Contributions. A participant may decrease the amount they are contributing once during any three-month Offering Period. Should the participant decrease their contribution to 0%, their previous contributions will be used to make a purchase at the end of that Offering Period. The change shall become effective with the first full payroll period following the date the Firm receives the new contribution or as soon as administratively feasible.

6.	Grant of Option. On the Enrollment Date of each Offering Period, a participant shall be deemed to have received an option to purchase on each Exercise Date during such Offering Period at the applicable Purchase Price a maximum number of shares of Common Stock determined by dividing such participant’s payroll deductions accumulated prior to such Exercise Date and retained in the participant’s account as of the Exercise Date by the applicable Purchase Price.

7.	Purchase of Option.

(a)	Automatic Purchase. Unless a participant withdraws all of the payroll deductions credited to his or her account prior thereto as provided in Section 8 of the Plan, his or her option for the purchase of Common Stock with payroll deductions made during an Offering Period shall be deemed to have been purchased automatically on the Exercise Date applicable to such Offering Period for the purchase of a number of shares of Common Stock that the accumulated payroll deductions in his or her account at that time will purchase at the applicable option price (but not in excess of the number of shares for which options have been granted to the participant under Section 6 of the Plan). Whole and fractional shares shall be purchased. During a participant’s lifetime, a participant’s option to purchase shares hereunder is exercisable only by him or her.

(b)	Sale of Stock. Participants may sell their stock, transfer shares to a broker, or take stock certificates of shares after completing a 6-month holding period. The 6-month holding period begins from the date the stock is purchased at the end of the Offering Period. To initiate this process, the participant must contact the third party administrator for instructions.

8.	Withdrawal.

(a)	General. A participant may withdraw from the plan and receive all of the payroll deductions credited to his or her account and not yet used to exercise his or her option under the Plan at any time during an Offering Period up to 15 days prior to the close of the Offering Period by submitting the proper paperwork to the third party administrator. All of the participant’s payroll deductions contributed during that Offering Period shall be paid to such participant, such participant’s option for the Offering Period shall be automatically terminated, and no further payroll deductions for the purchase of shares shall be made for such Offering Period.

(b)	Effect on Subsequent Participation. A participant’s withdrawal from the Plan and the receipt of the payroll deductions credited to his or her account shall not have any effect upon his or her eligibility to participate in any similar plan that may hereafter be adopted by the Firm or in succeeding Offering Periods that commence after the termination of the Offering Period from which the participant withdraws. If, however, a participant withdraws from the Plan during an Offering Period, payroll deductions shall not resume at the beginning of the succeeding Offering Period unless the participant delivers to the third party administrator a new subscription agreement prior to the commencement of such succeeding Offering Period.

(c)	Termination of Employment. Upon a participant’s ceasing to be an Employee, for any reason, he or she shall be deemed to have elected to withdraw from the Plan and the payroll deductions credited to such participant’s account during the Offering Period but not yet used to exercise the option shall be returned to such participant or, in the case of his or her death, to the person or persons entitled thereto under Section 12 of the Plan, and such participant’s option shall be automatically terminated. Notwithstanding the preceding sentence, a participant who receives payment in lieu of notice of employment shall be treated as continuing to be an Employee for the participant’s customary number of hours per week of employment during the period in which the participant is subject to such payment in lieu of notice.

9.	Interest. No interest shall accrue on the payroll deductions of a participant in the Plan.

10.	Stock.

(a)	Maximum Shares of Kforce Common Stock. The maximum number of shares of the Firm’s Common Stock that shall be made available for sale under the Plan shall be six million (6,000,000) shares, subject to adjustment upon changes in capitalization of the Firm as provided in Section 16 of the Plan. If, on a given Exercise Date, the number of shares with respect to which options are to be exercised exceeds the number of shares available under the Plan, the Firm shall make a pro rata allocation of the shares remaining available for purchase in as uniform a manner as shall be practicable and as it shall determine to be equitable, and the balance of payroll deductions credited to the account of each participant shall be returned to him or her as promptly as possible.

(b)	Participant’s Interest in Option Stock. The participant shall have no interest or voting right in shares covered by his or her option until such option has been exercised.

(c)	Registration of Stock. Shares of Kforce Common Stock to be delivered to a participant under the Plan shall be registered in the name of the participant or in the name of the participant and his or her spouse as joint tenants with right of survivorship.

11.	Administration. The Plan shall be administered by the Board or a committee of members of the Board appointed by the Board. The Board or its committee shall have full and exclusive discretionary authority to construe, interpret and apply the terms of the Plan, to determine eligibility and to adjudicate all disputed claims filed under the Plan. Every finding, decision and determination made by the Board or its committee shall, to the full extent permitted by law, be final and binding upon all parties.

12.	Designation of Beneficiary. A participant may file a written designation of a beneficiary who is to receive any shares and cash, if any, from the participant’s account under the Plan in the event of such participant’s death subsequent to an Exercise Date on which the option is exercised but prior to delivery to such participant of such shares and cash. In addition, a participant may file a written designation of a beneficiary who is to receive any cash from the participant’s account under the Plan in the event of such participant’s death prior to exercise of the option. If a participant is married and the designated beneficiary is not the spouse, spousal consent shall be required for such designation to be effective. Such designation of beneficiary may be changed by the participant at any time by written notice. In the event of the death of the participant and in the absence of a beneficiary validly designated under the Plan who is living at the time of such participant’s death, the Firm shall deliver such shares and/or cash to the executor or administrator of the estate of the participant, or if no such executor or administrator has been appointed (to the knowledge of the Firm), the Firm, in its discretion, may deliver such shares and/or cash to the spouse or to any one or more dependents or relatives of such participant, or, if no spouse, dependent or relative is known to the Firm, then to such other person as the Firm may designate.

13.	Transferability. Neither payroll deductions credited to a participant’s account nor any rights with regard to the exercise of an option or to receive shares under the Plan may be assigned, transferred, pledged or otherwise disposed of in any way (other than by will, the laws of descent and distribution) by the participant. Any such attempt at assignment, transfer, pledge or other disposition shall be without effect, except that the Firm may treat such act as an election to withdraw funds from an Offering Period in accordance with Section 8 of the Plan.

14.	Use of Funds. All payroll deductions received or held by the Firm under the Plan may be used by the Firm for any corporate purpose, and the Firm shall not be obligated to segregate such payroll deductions.

15.	Reports. Individual accounts shall be maintained for each participant in the Plan. Statements of account shall be given to participating Employees at least annually, which statements shall set forth the amounts of payroll deductions, the Purchase Price, the number of shares purchased and the remaining cash balance, if any.

16.	Adjustments Upon Changes in Capitalization, Dissolution, Liquidation, Merger or Asset Sale.

(a)	Changes in Capitalization. Subject to any required action by the shareholders of the Firm, (i) the Reserves, (ii) the maximum number of shares each participant may purchase during each Offering Period, (iii) the Purchase Price per share, and (iv) the number of shares of Common Stock covered by each option under the Plan that has not yet been exercised shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of shares of Common Stock effected without receipt of consideration by the Firm; provided, however, that conversion of any convertible securities of the Firm shall not be deemed to have been “effected without receipt of consideration.” Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Firm of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an option.

(b)	Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Firm, the Offering Period then in progress shall be shortened by setting a new Exercise Date (the “New Exercise Date”), and shall terminate immediately prior to the consummation of such proposed dissolution or liquidation, unless provided otherwise by the Board. The New Exercise Date shall be before the date of the Firm’s proposed dissolution or liquidation. The Board shall notify each participant in writing, at least ten (10) business days prior to the New Exercise Date, that the Exercise Date for the participant’s option has been changed to the New Exercise Date and that the participant’s option shall be exercised automatically on the New Exercise Date, unless prior to such date the participant has withdrawn the payroll deductions credited to his or her account as provided in Section 8 of the Plan.

(c)	Merger or Asset Sale. In the event of a proposed sale of all or substantially all of the assets of the Firm, or the merger of the Firm with or into another corporation, the Firm shall use its best efforts to have each outstanding option assumed or an equivalent option substituted by the successor corporation or a parent or Subsidiary of the successor corporation. In the event that the successor corporation refuses to assume or substitute for the option, the Firm shall set a New Exercise Date and any Offering Periods then in progress shall end on the New Exercise Date. The New Exercise Date shall be the date immediately prior to the date of the Firm’s proposed sale or merger. The Board shall notify each participant in writing, at least ten (10) business days prior to the New Exercise Date, that the Exercise Date for the participant’s option has been changed to the New Exercise Date and that the participant’s option shall be exercised automatically on the New Exercise Date, unless prior to such date the participant has withdrawn the payroll deductions credited to his or her account as provided in Section 8 of the Plan.

17.

Amendment or Termination. The Board of Directors of the Firm may at any time and for any reason terminate or amend the Plan. Except as provided in Section 16 of the Plan, no such termination can affect options previously granted; provided, that an Offering Period may be shortened by the Board of Directors to an earlier Exercise Date and the Plan may be terminated immediately thereafter if the Board determines that the termination of the Plan is in the best interests of the Firm and its shareholders. Except as provided in Section 16 of the Plan, no amendment may make any change in any option theretofore granted that adversely affects the rights of any participant. To the extent necessary to comply with Section 423 of the Code (or any successor rule or provision or any other applicable law, regulation or stock exchange rule), the

Firm shall obtain shareholder approval for any amendment to the Plan in such a manner and to such a degree as required. Without shareholder consent and without regard to whether any participant rights may be considered to have been “adversely affected,” the Board (or its committee) shall be entitled to change Offering Periods, limit the frequency and/or number of changes in the amount withheld during an Offering Period, establish the exchange ratio applicable to amounts designated by a participant in order to adjust for delays or mistakes in the Firm’s processing of properly completed withholding elections, establish reasonable waiting and adjustment periods and/or accounting and crediting procedures to ensure that amounts applied toward purchase of Common Stock for each participant properly correspond with amounts withheld from the participant’s Compensation, and establish such other limitations or procedures as the Board (or its committee) determines in its sole discretion advisable that are consistent with the Plan.

18.	Notices. All notices or other communications by a participant to the Firm under or in connection with the Plan shall be deemed to have been duly given when received in the form specified by the Firm at the location, or by the person, designated by the Firm for the receipt thereof.

19.	Conditions Upon Issuance of Shares of Kforce Common Stock. Shares of Kforce Common Stock shall not be issued with respect to an option unless the exercise of such option and the issuance and delivery of such shares pursuant thereto shall comply with all applicable provisions of law, domestic or foreign, including, without limitation, the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the rules and regulations promulgated thereunder, and the requirements of any stock exchange upon which the shares may be listed, and shall be further subject to the approval of counsel for the Firm with respect to such compliance. As a condition to the exercise of an option, the Firm may require the person exercising such option to represent and warrant at the time of any such exercise that the shares are being purchased only for investment and without any present intention to sell or distribute such shares if, in the opinion of counsel for the Firm, such a representation is required by any of the aforementioned applicable provisions of law. The terms and conditions of options granted under the Plan to, and the purchase of shares by, persons subject to Section 16 of the Exchange Act shall comply with the applicable provisions of Rule 16b-3 under the Exchange Act. This Plan shall be deemed to contain, and such options shall contain, and the shares issued upon exercise thereof shall be subject to, such additional conditions and restrictions as may be required by Rule 16b-3 under the Exchange Act to qualify for the maximum exemption from Section 16 of the Exchange Act with respect to Plan transactions.

In addition to the restriction described in the first paragraph of this Section 19, the shares of the Firm’s Common Stock received by any person upon the exercise of an option may not be sold, assigned, transferred, pledged or otherwise disposed of for a period of six months from the date of such exercise.

The shares of Firm’s Common Stock received upon the exercise of an option may bear a legend to such effect or the Firm may require the person receiving such shares to execute an agreement to such effect.

20.	Tax Withholding. At the time the option is exercised, in whole or in part, or at the time some or all of the Firm’s Common Stock issued under the Plan is disposed of, the participant must make adequate provision for the Firm’s federal, state or other tax withholding obligations, if any, that arise upon the exercise of the option or the disposition of the Common Stock. At any time, the Firm may, but shall not be obligated to, withhold from the participant’s compensation the amount necessary for the Firm to meet applicable withholding obligations, including any withholding required to make available to the Firm any tax deductions attributable to sale or early disposition of Common Stock by the Employee.

21.	Term of Plan. The Plan shall become effective upon the earlier to occur of its adoption by the Board of Directors or its approval by the shareholders of the Firm. It shall continue in effect for a term of ten (10) years unless terminated under Section 17 of the Plan.

DETACH HERE

KFORCE INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD JUNE 20, 2006

The undersigned hereby appoints WILLIAM L. SANDERS and MICHAEL BLACKMAN, or either of them, each with full power of substitution and revocation, as the proxy or proxies of the undersigned, to represent the undersigned and vote all shares of the common stock of Kforce Inc. that the undersigned would be entitled to vote if personally present at the Annual Meeting of Shareholders of Kforce Inc., to be held at Kforce’s corporate headquarters located at 1001 East Palm Avenue, Tampa, Florida, on June 20, 2006, at 9:00 a.m. Eastern Time, and at any adjournments thereof, upon the matters set forth on the reverse side and more fully described in the Notice and Proxy Statement for the meeting and, in their discretion, upon all other matters that may properly come before the meeting.

The Annual Meeting may be held as scheduled only if a majority of the shares outstanding are represented at the meeting by attendance or proxy. Accordingly, please complete this proxy, and submit it promptly by mail (using the enclosed envelope), by telephone, or over the Internet.

The shares of Kforce Inc. common stock covered by this proxy will be voted in accordance with the choices made. When no choice is made, this proxy will be voted FOR all listed nominees for director, FOR approval of the Kforce Inc. 2006 Stock Incentive Plan, FOR approval of the amendment to the Kforce Employee Stock Purchase Plan, FOR the ratification of Deloitte & Touche LLP to serve as Kforce’s independent registered public accountants for the fiscal year ending December 31, 2006 and as the proxyholders deem advisable on such other matters as may properly come before the meeting.

SEE REVERSE SIDE	CONTINUED AND TO BE SIGNED ON REVERSE SIDE	SEE REVERSE SIDE

KFORCE INC.

C/O COMPUTERSHARE TRUST COMPANY, N.A.

P.O. BOX 8694

EDISON, NJ 08818-8694

Your vote is important. Please vote immediately.

Vote-by-Internet		Vote-by-Telephone		Vote-by-Mail	[LOGO OF MAIL]

Log on to the Internet and go to http://www.eproxyvote.com/kfrc	OR	Call toll-free 1-877-PRX-VOTE (1-877-779-8683)	OR	Please return your proxy in the enclosed Business Reply Envelope to: Proxy Services c/o Computershare Trust Company N.A. P. O. Box 8694 Edison, New Jersey 08818-8694

To vote by Internet, follow these four steps, which comply with Florida law regarding proxies granted by means of electronic transmission:

1.	Read the accompanying Proxy Statement and Proxy Card;

2.	Go to the Web site http://www.eproxyvote.com/kfrc;

3.	Have the Proxy Card you received in hand when accessing the site; and

4.	Follow the instructions provided.

IF YOU VOTE OVER THE INTERNET OR BY TELEPHONE, PLEASE DO NOT MAIL YOUR CARD.

DETACH HERE IF YOU ARE RETURNING YOUR PROXY CARD BY MAIL

☒	Please mark votes as in this example

KFORCE INC.

1.	Election of Directors. Nominees:

Class III (A) David L. Dunkel (B) W.R. Carey, Jr. (C) Mark F. Furlong

For All Nominees	☐	☐	Withheld From All Nominees

☐
For all nominees except as noted on the line above by specifying the letter next to the name of such nominee.

2. Approve the Kforce Inc. 2006 Stock Incentive Plan.

FOR ☐ AGAINST ☐ ABSTAIN ☐

3. Approve the amendment to the Kforce Employee Stock Purchase Plan.

FOR ☐ AGAINST ☐ ABSTAIN ☐

4. Ratify the appointment of Deloitte & Touche LLP as Kforce’s independent registered public accountants for the fiscal year ending December 31, 2006.

FOR ☐ AGAINST ☐ ABSTAIN ☐

5. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting or any adjournments of the Annual Meeting.

Mark box at right if you will attend the Annual Meeting.	☐

Mark box at right for address change and note change at left.	☐

NOTE: Please date and sign exactly as your name appears on your shares. If signing for estates, trusts, partnerships, corporations or other entities, your title or capacity should be stated. If shares are held jointly, each holder should sign.

The signer hereby revokes all proxies heretofore given by the signer to vote at said meeting or any adjournments thereof.